SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12 11(c) or § 240.14a-12

Loudeye Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1130 Rainier Avenue South
Seattle, Washington 98144

June 9, 2003

Dear Stockholder:

      You are invited to the annual meeting of stockholders, to be held on July 16, 2003 at the Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121, at 10:00 a.m., Pacific Time. You will find information about the annual meeting in the enclosed Notice of Annual Meeting and proxy statement. In addition, you will also find enclosed a form of proxy and information on how to grant your proxy by mail. We encourage you to vote by granting your proxy as soon as possible in order to ensure that your vote will be counted at the annual meeting.

      At the annual meeting, we will ask you to consider and vote on two proposals:

      1.     To approve the issuance of shares of common stock to redeem promissory notes of $1,059,436 issued in connection with our acquisition of TT Holding Corp. pursuant to the Agreement and Plan of Reorganization dated November 19, 2002 among Loudeye Corp., TT Holding Corp. and TenTV Acquisition Corp.; and

      2.     To elect one Class III director to our board of directors.

      As described in the enclosed materials, our board of directors unanimously approved the Agreement and Plan of Reorganization and believes that the transactions contemplated thereby are in the best interests of our company. The board of directors recommends a vote “for” the proposal to approve the Agreement and Plan of Reorganization and to elect the nominee named in this proxy statement to our board of directors.

      Regardless of whether you plan to attend the annual meeting, your vote is important. We urge you to participate by promptly completing and returning the enclosed proxy card as soon as possible. You may revoke your proxy and vote in person if you decide to attend the annual meeting.

      On behalf of the board of directors and management, we thank you for your continued support of Loudeye Corp. during these challenging times.

Sincerely,

Jeffrey M. Cavins
President and Chief Executive Officer

      This proxy statement is dated June 9, 2003 and is first being mailed to stockholders on or about June 18, 2003.

1130 Rainier Avenue South
Seattle, Washington 98144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 16, 2003

Dear Loudeye Corp. Stockholder,

      It is my pleasure to invite you to the annual meeting of the stockholders of Loudeye Corp. to be held on the 16th day of July, 2003 at the Edgewater, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121, at 10:00 a.m., Pacific Time. At the annual meeting, we will ask you to consider and vote on the following proposals:

      1.     To approve the issuance of shares of common stock to redeem promissory notes of $1,059,436 issued in connection with our acquisition of TT Holding Corp. pursuant to the Agreement and Plan of Reorganization dated November 19, 2002 among Loudeye Corp., TT Holding Corp. and TenTV Acquisition Corp.; and

      2.     The election of one Class III member to our board of directors.

      The accompanying proxy statement describes these proposals in greater detail. If you were a stockholder at the close of business on June 9, 2003, you are entitled to notice of, and you may vote at, the annual meeting.

      Whether or not you plan to attend the annual meeting, we ask that you submit your proxy as soon as possible so that your shares can be voted at this meeting. You may vote by mailing a traditional proxy card or by voting in person. Submitting your proxy will NOT prevent you from voting in person. Please review the instructions on the enclosed proxy card and in the proxy statement regarding your voting options.

By order of the board of directors,

Eric J. Dale
Corporate Secretary

Seattle, WA
June 9, 2003

YOUR VOTE IS IMPORTANT

Please mark, sign and date the enclosed proxy card and

mail it promptly in the enclosed return envelope.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE ANNUAL MEETING
SUMMARY
Overview
The Parties to the Agreement and Plan of Reorganization (page 7)
The Annual Meeting (page 7)
Recommendation of Our Board of Directors (page 13)
Interests of Certain Persons in the Transaction (page 10)
Appraisal Rights (page 10)
Conditions to Satisfaction of the Notes With Common Stock (page 9)
Additional Agreements
Election of Directors (page 13)
Additional Information (page 27)
THE PARTIES TO THE AGREEMENT AND PLAN OF REORGANIZATION
Loudeye Corp.
TT Holding Corp.
THE ANNUAL MEETING
Date, Time and Place
Matters to be Considered
Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum
Vote Required
Voting of Proxies
Revocability of Proxies
Proxy Solicitation
THE TRANSACTION
Background of the Transaction
Reasons for the Transaction
Factors Considered by the Board
Reasons for Seeking Stockholder Approval
Dilutive Effect of Redemption of Notes
Potential Effect on the Company’s Stock Price as a Result of Redemption of Notes
Interests of Certain Persons in the Transaction
Appraisal Rights
PROPOSAL 1 -- APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION
Agreement and Plan of Reorganization
Registration Rights Agreement
Escrow Agreement
PROPOSAL 2 -- ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF COMMON STOCK AND CORPORATE INFORMATION
INDEPENDENT ACCOUNTANTS
FINANCIAL DATA
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
OTHER MATTERS; FUTURE STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
ANNEX A
ANNEX B

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE ANNUAL MEETING

      Below are brief answers to frequently asked questions concerning the proposals and the annual meeting. These questions and answers do not, and are not intended to, address all the information that may be important to you. You should read the summary and the remainder of this proxy statement, including all annexes, carefully.

1.     Q: Why Did You Send Me This Proxy Statement?

A:     We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the annual meeting of stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting. However, you do not need to actually attend the annual meeting to vote your shares. Instead, you may simply complete, date, and sign the enclosed proxy card and return it in the enclosed envelope.

      We intend to send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about June 12, 2003 to all stockholders of record at the close of business on June 9, 2003, the record date for the annual meeting. At the close of business on the record date for the annual meeting, there were 45,816,409 shares of our Common Stock entitled to vote on the matters to be voted upon at the annual meeting. Our Common Stock is currently our only class of voting stock (the “Common Stock”).

2.     Q: What am I Being Asked to Vote on at the Annual Meeting?

A:     At our annual meeting, we will ask you to consider and vote on two proposals:

      1.     To approve the issuance of shares of common stock to redeem promissory notes of $1,059,436 issued in connection with our acquisition of TT Holding Corp pursuant to the Agreement and Plan of Reorganization dated November 19, 2002 among Loudeye Corp., TT Holding Corp. and TenTV Acquisition Corp.

      2.     To approve the election of one Class III member to our board of directors.

3.     Q: Is the Board of Directors recommending that I Vote in Favor of the Proposals?

A:     Yes. After considering a number of factors, our board of directors unanimously believes that the terms of the Agreement and Plan of Reorganization are in the best interests of Loudeye Corp. and our stockholders. Our board of directors recommends that you vote FOR the approval of the issuance of shares of common stock to redeem the promissory notes and the election to our board of directors of the nominee named in this proxy statement.

4.     Q: How Many Votes Do I Have?

A:     Each share of our Common Stock that you own entitles you to one vote on the matters to be voted on at the annual meeting. The enclosed proxy card indicates the number of shares of our Common Stock that you own.

5.     Q: What Vote Is Required to Hold a Valid Meeting and to Approve the Proposals?

A: A quorum is necessary to hold a valid annual meeting. A quorum is reached when the holders of at least a majority of the outstanding shares of stock are present in person or represented by proxy at the annual meeting. The affirmative vote of a majority of the shares present at a meeting at which a quorum is present is required for approval of proposal 1. Provided a quorum is present, a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required to approve proposal 2.

6.     Q: How Will the Votes be Counted?

A:     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If you indicate “ABSTAIN” on either of the proposals when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against the proposal. Broker non-votes will not be counted towards a quorum and also will not be counted as a vote either for or against the proposals. Therefore, broker non-votes will not be considered present and will not be counted in determining the number of votes on the proposals. Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.

7.     Q: How Do I Vote by Granting a Proxy?

A:     If you are a stockholder of record, you may direct your vote by granting a proxy. You can grant your proxy by mailing in your completed, signed and dated proxy card. Whether or not you plan to attend the annual meeting, we urge you to grant your proxy by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid (for the United States only) envelope.

8. Q:	How Do I Direct My Vote If My Shares Are Held in a Brokerage Account or By a Bank or Other Nominee?

A: If you are the beneficial owner of shares held for you in a brokerage account or by a bank or other nominee, you may direct your vote by submitting voting instructions to your broker, bank or nominee, which will grant a proxy in accordance with your instructions. To direct your vote, you should follow the instructions provided on the voting instructions card provided by your broker, bank or nominee.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your broker or bank is participating in that program, you may be able to direct the voting of your shares by telephone, by calling the telephone number shown on the voting form that you receive from your broker or bank, or over the Internet at the voting website of ADP Investor Communications (www.proxyvote.com). If your broker or bank participates in a different program and provides different instructions for directing your vote telephonically or over the Internet, you should follow those instructions instead.

9.     Q: How Will My Shares be Voted If I Grant My Proxy?

A:     If you properly fill in your proxy card and send it to us in time to vote, the proxy holders named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy holders will vote your shares “FOR” approval of the proposals as recommended by our board of directors.

10.     Q: May I Revoke My Proxy?

A:     If you grant your proxy, you may revoke it at any time before it is exercised at the annual meeting by any one of the following three ways:

•	filing a written notice of revocation with our Corporate Secretary no later than the date of the annual meeting;

•	filing another executed proxy, which bears a later date, with our Corporate Secretary; or

•	attending the annual meeting and voting in person. Please note that simply attending the annual meeting (but not voting) will NOT revoke your proxy.

11.     Q: Can I Still Vote in Person if I Have Already Granted My Proxy?

A:     Yes. If you plan to attend the annual meeting and vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from the broker, bank or nominee indicating that you were the beneficial owner of the shares on June 9, 2003, the record date for voting. Granting your proxy will not affect your right to attend the annual meeting and vote in person.

12.     Q: Who Pays the Costs of Soliciting These Proxies?

A:     We will pay all costs of soliciting these proxies, including preparing, assembling, printing and mailing the enclosed materials. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals. We may reimburse them for expenses.

13. Q:	Do I Have Appraisal Rights for Any of the Matters to be Considered at the Annual Meeting?

A:     As a stockholder, you are not entitled to appraisal rights in the event you dissent from approval of the proposals.

SUMMARY

      This summary, together with the preceding question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary includes parenthetical references to pages in other portions of this proxy statement containing a more detailed description of the topics presented in this summary. This summary does not contain all of the information you should consider before voting on the proposals. To more fully understand the matters to be considered at the annual meeting, you should read carefully this entire proxy statement and all of its annexes, including the Agreement and Plan of Reorganization, which is attached as Annex A, before voting on whether to approve the proposals. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions described in “Where You Can Find More Information.”

Overview

      On November 19, 2002, we entered into an Agreement and Plan of Reorganization with TT Holding Corp. and TenTV Acquisition Corp., pursuant to which, among other things, we acquired TT Holding Corp. and issued 7,892,741 shares of our Common Stock and promissory notes in the aggregate amount of $1,059,436 which are redeemable by the issuance of Common Stock.

      Under the Agreement and Plan of Reorganization, the Notes mature on January 1, 2004. Upon the maturity date, we will have the option to pay the balance of all amounts due and owing under the notes in cash or, at our election, in shares of Common Stock, or any combination thereof.

The Parties to the Agreement and Plan of Reorganization (page 7)

Loudeye Corp.

Loudeye Corp.

1130 Rainier Avenue South
Seattle, Washington 98144
206-832-4000

      We are a provider of digital media services and business infrastructure for managing, promoting and distributing digital media for the entertainment, retail and corporate markets. Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol “LOUD”. TenTV Acquisition Corp. was formed solely for the purpose of facilitating the transactions contemplated by the Agreement and Plan of Reorganization.

TT Holding Corp.

      TT Holding Corp., a Delaware corporation, is the parent of Technology Education Network, Inc., a Delaware corporation and provider of enterprise Webcasting technology and services.

The Annual Meeting (page 7)

•	Date, Time and Place (page 7). The annual meeting will take place on July 16, 2003, at 10:00 a.m., local time, at the Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121.

•	Matters to be Considered (page 7). Stockholders will consider and vote on two proposals:

•	the issuance of shares of Common Stock to redeem promissory notes issued in connection with our acquisition of TT Holding Corp.; and

•	the election of one Class III member to our board of directors.

•	Webcast of the Annual Meeting As a courtesy to our stockholders who desire to witness the annual meeting but do not wish to attend the annual meeting or vote their shares in person, we will be simultaneously broadcasting the audio portion of the annual meeting over the Web. The annual meeting can be accessed by going to our Website at www.loudeye.com and following the instructions.

•	Record Date and Shares Entitled to Vote; Quorum (page 7). The record date for determining the holders of shares of our Common Stock entitled to notice of, and to vote at, the annual meeting is June 9, 2003. On the record date, 45,816,409 shares of our Common Stock were outstanding and entitled to vote on the proposals. The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the transaction and the election of directors is necessary to constitute a quorum for the transaction of business at the annual meeting.

•	Vote Required (page 8). The affirmative vote of a majority of the shares present at a meeting at which a quorum is present is required for approval of proposal 1. Provided a quorum is present, a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required to approve proposal 2. Each share of our Common Stock is entitled to one vote.

•	Procedures for Voting (page 7). You may vote shares you hold of record in either of two ways:

•	by completing and returning the enclosed proxy card, or

•	by voting in person at the annual meeting.

      If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

•	Voting of Proxies (page 8). Shares of Common Stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions indicated on the proxies. Shares of Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR approval of the transaction.

•	Revocability of Proxies (page 9). Your proxy may be revoked at any time before it is voted. If you complete and return the enclosed proxy card but wish to revoke it, you must either (1) file with our Corporate Secretary a written, later-dated notice of revocation, (2) send a later-dated proxy card relating to our Corporate Secretary at or before the annual meeting, or (3) attend the annual meeting and vote in person. Please note that your attendance at the meeting will not, by itself, revoke your proxy.

•	Failure to vote (page 8). If you indicate “ABSTAIN” on either of the proposals when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against such proposal. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, your shares will not count towards a quorum and will also not be counted as a vote either for or against the proposals. If you send your proxy but do not instruct how to vote, your shares will count toward a quorum and will be counted as a vote FOR the proposals.

Recommendation of Our Board of Directors (page 13)

      Our board of directors unanimously adopted the Agreement and Plan of Reorganization and determined that it was in our best interests to enter into the Agreement and Plan of Reorganization. Our board of directors unanimously recommends that stockholders vote FOR approval of the issuance of shares of common stock to redeem the promissory notes.

Interests of Certain Persons in the Transaction (page 10)

      When considering the recommendation of our board of directors, you should be aware that one of our directors is a former stockholder of TT Holding Corp. and has an interest in the transaction that is different from, or in addition to, yours. This interest included, among others, the right to receive the merger consideration issued pursuant to the terms of the Agreement and Plan of Reorganization.

Appraisal Rights (page 10)

      Our stockholders are not entitled to appraisal rights in connection with the transactions contemplated by the Agreement and Plan of Reorganization.

Conditions to Satisfaction of the Notes With Common Stock (page 9)

      The satisfaction of all amounts due and owing under the promissory notes issued in the transaction on their maturity on January 1, 2004, with Common Stock depends on the approval of the Agreement and Plan of Reorganization by our stockholders and the determination by our board of directors to satisfy the notes in that manner.

Additional Agreements

      Under the Agreement and Plan of Reorganization, we were required to enter into various additional agreements, including:

•	a Registration Rights Agreement with the former stockholders of TT Holding Corp. (page 13); and

•	an Escrow Agreement with the former stockholders of TT Holding Corp. (page 13).

Election of Directors (page 13)

      Two Class III directors’ terms will expire at the annual meeting. One of these directors has determined not to serve an additional term. The descriptions of the person nominated to become members of our board of directors are contained in this proxy statement. Our board of directors unanimously recommends that stockholders vote FOR the election to the board of directors of the nominee named in this proxy statement.

Additional Information (page 27)

      If you have questions about the proposals or this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should call Michael S. Dougherty, our Vice President of Corporate Development, at (206) 832-4000.

THE PARTIES TO THE AGREEMENT AND PLAN OF REORGANIZATION

Loudeye Corp.

      We are a Delaware corporation and a provider of digital media services and business infrastructure for managing, promoting and distributing digital media for the entertainment, retail and corporate markets. TenTV Acquisition Corp. was formed by us solely for the purpose of facilitating the transactions contemplated by the Agreement and Plan of Reorganization.

      Our principal executive office is located at 1130 Rainier Avenue South, Seattle, Washington 98144, and our telephone number is 206-832-4000.

      Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol “LOUD.”

TT Holding Corp.

      TT Holding Corp. is a Delaware corporation and the sole parent of Technology Education Network, Inc., a Delaware corporation, which provides enterprise Webcasting technology and services.

THE ANNUAL MEETING

Date, Time and Place

      We are furnishing this proxy statement to holders of our Common Stock in connection with the solicitation of proxies by our board of directors for use at the annual meeting to be held on July 16, 2003, 10:00 a.m., local time, at the Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington, 98121, and at any adjournments or postponements of the annual meeting. This proxy statement, the attached notice of annual meeting and the accompanying proxy card are first being sent or given to our stockholders on or about June 12, 2003.

Matters to be Considered

      At the annual meeting, holders of record of our Common Stock as of the close of business on June 9, 2003 will consider and act on:

•	issuance of shares of common stock to redeem promissory notes of $1,059,436 issued in connection with our acquisition of TT Holding Corp. pursuant to the Agreement and Plan of Reorganization dated November 19, 2002 among Loudeye Corp., TT Holding Corp. and TenTV Acquisition Corp; and

•	the election of one Class III director to our board of directors.

Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum

      Our board of directors has fixed the close of business on June 9, 2003, as the record date for determining the holders of shares of our Common Stock who are entitled to notice of, and to vote at, the annual meeting. A stockholders list will be available for inspection by any stockholder entitled to vote at the annual meeting beginning two business days after the date of the Notice of Annual Meeting and continuing through the annual meeting. As of the record date, 45,816,409 shares of our Common Stock were issued and outstanding. You are entitled to one vote for each share of our Common Stock that you hold as of the record date.

      If you are a record holder of shares of our Common Stock on the record date, you may vote those shares of our Common Stock in person at the annual meeting or by proxy as described below under “Voting of Proxies.” If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

      The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the proposals is necessary to constitute a quorum for the transaction of business at the annual meeting.

Vote Required

      Under the rules of the Nasdaq SmallCap Market, we are required to submit the Agreement and Plan of Reorganization to our stockholders for approval prior to the issuance of Common Stock equal to or in excess of 20% of all of the outstanding Common Stock. Pursuant to our Certificate of Incorporation, we are required to submit to our stockholders the director nominee named in this proxy statement for permanent election to our board of directors.

      To hold a valid annual meeting of our stockholders, a quorum must be present, which means the holders of at least a majority of the outstanding shares of our Common Stock must be present, in person or by proxy. Approval of the Agreement and Plan of Reorganization requires the affirmative vote of a majority of the shares present at the annual meeting. Provided a quorum is present, a plurality of the votes of the shares present in person or represented by proxy at the annual meeting is required to elect the new director.

      Our officers and directors beneficially own or control the voting of approximately 14% of our outstanding Common Stock. Martin Tobias, our former chief executive officer and former member of the board of directors, has given the board of directors an irrevocable proxy to vote all of the approximately 2.1 million shares of our Common Stock that he owns. Under certain conditions, that proxy could terminate before the annual meeting. See Note 18 to the Consolidated Financial Statements included in Form 10-K for the fiscal year ended December 31, 2002 for a more complete description of the proxy. As a result, these stockholders, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including election or removal of our board of directors, amendment of our certificate of incorporation or bylaws, and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. For information with respect to the beneficial ownership of our Common Stock by our directors and executive officers, please see “Beneficial Ownership of Common Stock and Corporate Information.”

Voting of Proxies

      Whether or not you plan to attend the annual meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that your shares are voted. Shares of Common Stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions indicated on the proxies as to the proposal to approve the proposals and in accordance with the judgment of the persons named in the proxies on all other matters that may properly come before the annual meeting. Shares of Common Stock represented by properly executed proxies for which no instruction is given on the proxy card will be voted FOR approval of the proposals.

      If you indicate “ABSTAIN” on either of the proposals when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against such proposal. Broker non-votes will not be counted towards a quorum and will also not be counted as a vote either for or against the proposals. Therefore, broker non-votes will not be considered present and will not be counted in determining the number of votes on the proposals. Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.

      If the annual meeting is postponed or adjourned, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the annual meeting (except for any proxies that previously have been revoked or withdrawn effectively), even if they have been effectively voted on the same or any other matter at a previous meeting.

      Please return your marked proxy card promptly so your shares can be represented at the annual meeting, even if you plan to attend the meeting in person.

Revocability of Proxies

      You may revoke your proxy at any time prior to the time it is voted at the annual meeting. You may revoke your proxy by:

•	executing a later-dated proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the annual meeting;

•	filing with our Corporate Secretary, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy card; or

•	attending the annual meeting and voting in person (although attendance at the annual meeting will not, in and of itself, revoke a proxy).

      Any written revocation or subsequent proxy card should be delivered to Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington, 98144, Attention: Corporate Secretary, or hand delivered to our Corporate Secretary or his representative before the taking of the vote at the annual meeting.

Proxy Solicitation

      This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our Common Stock they hold of record. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

THE TRANSACTION

Background of the Transaction

      In 2001 and 2002, one of our strategies was to pursue selectively strategic acquisitions or partnerships to enter new markets, expand our suite of services and product offerings, increase our customer base and strengthen our market position.

      In an attempt to grow our webcasting services line of business, we acquired Activate.net Corporation in 2001 and, pursuant to the Plan and Agreement of Reorganization, TT Holding Corp. in 2002.

Reasons for the Transaction

      We acquired TT Holding Corp. to expand our customer base and reach in our enterprise communications business. In addition, the acquisition extended our webcasting solution platform to include new proprietary features such as closed captioning, video mining and more flexible tools for reporting and managing events.

Factors Considered by the Board

      Our board of directors approved the Agreement and Plan of Reorganization and believes its ability to issue Common Stock in satisfaction of the amounts due and owing under the terms of the Notes at its sole discretion is in the best interest of our company and our stockholders. The Company does not currently have any plan, proposal or arrangement in place pursuant to which it will issue Common Stock in redemption of the Notes. However, it believes that the flexibility to implement such a transaction in the future, based upon the considerations of the factors set forth below, is in the best interests of the Company. In its determination of whether to issue the Common Stock in satisfaction of amounts due and owing under the Notes, the board of directors will consider, with the assistance of our management and our financial and other advisors, various factors, including, but not limited to, the following:

•	Our financial condition, as well as our historical results of operations and prospects for the future;

•	Our limited ability to obtain sources of capital and credit;

•	The Agreement and Plan of Reorganization;

•	Advice rendered by our accountants and legal counsel to our board of directors;

•	Discussions with management;

•	Interests in the transaction of one of our directors;

•	Stock price and volume performance for the prior year;

•	Stock ownership before and after the transaction;

•	Dilution to our current stockholders; and

•	Income tax consequences to us with respect to the issuance of the Common Stock.

      The individual items listed above are not quantified or assigned relative weights. In considering the factors described above, individual members of the board may give different weight to different factors. The board will consider all of these factors as a whole and believes it should be granted the discretion to determine whether to satisfy the Notes with Common Stock.

Reasons for Seeking Stockholder Approval

      You are being asked to approve the issuance of shares of common stock to redeem the promissory notes issued in connection with our acquisition of TT Holding Corp. pursuant to the Agreement and Plan of Reorganization that the Company entered into on November 19, 2002 with TT Holding Corp. and TenTV Acquisition Corp., pursuant to which, among other things, we acquired TT Holding Corp. and issued to the former TT Holding Corp. shareholders 7,892,741 shares of Common Stock and promissory notes which may be redeemable by the issuance of Common Stock in order to comply with the Nasdaq rule requiring us to obtain shareholder approval for issuances of stock in excess of 20%.

      Proposal 1. Our Common Stock is listed on the Nasdaq SmallCap Market. Proposal 1 requires your approval because of rules that apply to companies with Common Stock listed on the Nasdaq SmallCap Market. One of the Nasdaq SmallCap Market rules requires us to obtain stockholder approval for sales of stock that could result in an issuance of 20% or more of our outstanding stock or voting power. As a result, we need your approval before the board can determine whether to issue Common Stock in satisfaction of the Notes on or prior to the maturity date, January 1, 2004, as the issuance, combined with the shares previously issued in connection with this transaction, will exceed 20% of our outstanding Common Stock.

Dilutive Effect of Redemption of Notes

      In the event that the board of directors of the Company determines to redeem all or a portion of the notes for Common Stock, the issuance of such Common Stock will have a dilutive effect on the holders of Common Stock of the Company prior to such issuance. In the event that the Company elects to redeem all or a portion of the notes upon their maturity, the redemption rate will be determined based upon the average of the last sale price of the Company’s Common Stock for the thirty days preceding January 1, 2004, the maturity date of the Notes. In the event that the Company elects to redeem all or a portion of the Notes prior to their maturity, the redemption rate will be determined based upon the mutual agreement of the Company and the holders of the Notes. In either case, the lower the average sale price during that period, the more shares of Common Stock that will be required to redeem the notes and the greater the dilutive effect. There is no ceiling on the number of shares of Common Stock that may be issued in connection with any such redemption. Please see the table below for the number of shares of Company Common stock that will be issuable upon redemption of the Notes in full based upon variations of 25%, 50% and 75% above and below the closing stock price of the Company on June 9, 2003, the record date, which was $1.00.

		% of Shares
	Shares	Outstanding at
Market Price	Issuable	Record Date

$1.75	639,227	1.4%
$1.50	745,765	1.6%
$1.25	894,918	2.0%
$1.00	1,118,648	2.4%
$0.75	1,491,530	3.3%
$0.50	2,237,296	4.9%
$0.25	4,474,592	9.8%

      The Company will have issued from the acquisition of TT Holding Corp. 20% of its shares outstanding immediately prior to the transaction if the Notes are redeemed by issuance of Common Stock at a market price of $24.40 or less.

Potential Effect on the Company’s Stock Price as a Result of Redemption of Notes

      In the event that the board of directors of the Company determines to redeem all or a portion of the notes for Common Stock, such issuance could create downward pressure on the price of the Company’s Common Stock through the sale of some or all of such shares. Although such shares would not be registered securities at the time of issuance, the holders may be able to rely on one or more exemptions from registration in order to sell some or all of their Common Stock. Further, downward pressure on the price of the Company’s Common Stock could encourage short sales, which could place further downward pressure on the price of the Company’s Common Stock.

Interests of Certain Persons in the Transaction

      In considering the recommendation of our board of directors, you should be aware that one of our directors has an interest in the transactions contemplated by the Agreement and Plan of Reorganization that is different from, or in addition to, those of our stockholders. James R. Kuster, a Class I director, is managing director of Crest Communications Holdings, LLC, a former stockholder of TT Holding Corp. Crest Communications Holdings, LLC received Merger Consideration under the terms of the Agreement and Plan of Reorganization and will receive Common Stock if the board decides to issue Common Stock to the former TT Holding Corp. stockholders in satisfaction of the Notes.

Appraisal Rights

      Our stockholders are not entitled to appraisal rights in connection with the transactions contemplated by the Agreement and Plan of Reorganization.

PROPOSAL 1 — APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION

      You are being asked to approve the issuance of shares of common stock to redeem the promissory notes issued in connection with our acquisition of TT Holding Corp. pursuant to the Agreement and Plan of Reorganization dated November 19, 2002 with TT Holding Corp. and TenTV Acquisition Corp, pursuant to which, among other things, we acquired TT Holding Corp. and issued to the shareholders of TT holding Corp. 7,892,741 shares of Common Stock and promissory notes which may be redeemable by the issuance of Common Stock. In connection with the Agreement and Plan of Reorganization, we also entered into a Registration Rights Agreement and an Escrow Agreement.

      The following is a summary of the material terms of the Agreement and Plan of Reorganization, the Registration Rights Agreement, and the Escrow Agreement. This summary is qualified in its entirety by reference to the Agreement and Plan of Reorganization, attached to this proxy statement as Annex A, and the Form of Unsecured Promissory Note With Equity Redemption Option, attached to this proxy statement as Annex B. We urge you to read carefully the full text of the Agreement and Plan of Reorganization and the Form of Unsecured Promissory Note With Equity Redemption Option, which are incorporated by reference in this section of the proxy statement.

      Stockholder vote is required solely to issue Common Stock in satisfaction of the Unsecured Promissory Notes with Equity Redemption Option issued in connection with the Agreement and Plan of Reorganization. The Company does not currently have any plan, proposal or arrangement in place pursuant to which it will issue Common Stock in redemption of the Notes. However, it believes that the flexibility to implement such a transaction in the future is in the best interests of the Company. The transactions contemplated by the Agreement and Plan of Reorganization were consummated on November 19, 2002 and did not require stockholder vote.

      Our board of directors has unanimously approved the Agreement and Plan of Reorganization and unanimously recommends that our stockholders vote FOR approval of the issuance of shares of common stock to redeem the promissory notes issued in connection with our acquisition of TT Holding Corp. pursuant to the Agreement and Plan of Reorganization.

Agreement and Plan of Reorganization

     Structure of Acquisition

      On November 19, 2002, we consummated an acquisition of TT Holding Corp pursuant to an Agreement and Plan of Reorganization with TenTV Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary, and TT Holding Corp. (“Holding”), a Delaware corporation and sole shareholder of Technology Education Network, Inc. (“TenTV”). Pursuant to the Agreement and Plan of Reorganization, TenTV Acquisition Corp. was merged into Holding and the former stockholders of Holding received 7,900,165 newly issued unregistered shares of the Common Stock and Unsecured Promissory Notes with Equity Redemption Option (“Notes”) in the aggregate original principal amount of $1,059,436. The Notes are unsecured and earn interest, compounded quarterly in arrears, at the rate of five percent (5%) per annum. At December 31, 2002, 7,892,741 shares had been issued and 333,435 are being held in escrow until January 1, 2004, pursuant to the terms of the Agreement and Plan of Reorganization. Subject to the terms of each Note, which provides that if the Company is listed on a principal exchange excluding the over-the-counter market, the Notes may be redeemed, at the option of the Company, for Common Stock. The number of shares issuable upon redemption shall be calculated by dividing (i) the principal amount and all accrued interest due under the Notes as of the date of redemption, by (ii) the average of the last sale price of the Common Stock for the thirty (30) trading days preceding January 1, 2004. In such event, the aggregate number of shares of Common Stock issued in connection with the transactions contemplated by the Agreement and Plan of Reorganization will be in excess of twenty percent (20%) of the issued and outstanding Common Stock of the Company. Nasdaq rules require that a majority of our stockholders approve any transaction resulting in the issuance of twenty percent (20%) or more of our Common Stock.

Private Placement

      The shares of Common Stock issued pursuant to the acquisition were issued, and the shares of Common Stock to be issued in redemption of the Notes will be issued, in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933. The shares issued in the transactions were subject to restrictions on transfer pursuant to the Securities Act of 1933. As a result of the merger, the Company issued Notes to all 20 former shareholders of TT Holding Corp. These shareholders consisted of 11 individuals, 6 corporate entities and 3 others. Each of these shareholders executed investor questionnaires pursuant to which each advised the Company that it was an accredited investor, and made certain representations to the Company as to, among other things, their investment intent, their receipt of all information they considered necessary or appropriate in deciding whether to purchase the securities, their knowledge and experience in financial or business matters such that they were capable of evaluating the risks and merits of the investment in the securities, and their ability to bear the economic risk of the investment in the securities. Moreover, the Company delivered to each of these shareholders an Information Memorandum that described, among other things, the offering, the use of proceeds, the background of the Company and certain risk factors. The Company further advised each TT Holding Corp. shareholder that the securities that it received were not registered and would have transfer restrictions unless such securities were registered or an exemption from registration was available. The shareholders of TT Holding Corp. approved the merger by shareholder vote. No business broker or finder received any compensation as a result of the transaction.

Representations and Warranties

      The Agreement and Plan of Reorganization contains representations and warranties with respect to us and our subsidiaries, which survive until December 31, 2003, relating to, among other things:

•	organization, corporate power, capital structure and similar corporate matters;

•	valid issuance of the merger consideration including Common Stock and the Notes;

•	authorization, execution, delivery and enforceability of the Agreement and Plan of Reorganization;

•	the absence of any violation of, or conflicts with, organizational documents or certain contracts, judgments, orders, laws or regulations as a result of entering into the Agreement and Plan of Reorganization or completing the transactions contemplated by the Agreement and Plan of Reorganization;

•	compliance with applicable laws;

•	the absence of legal proceedings that would have a material adverse effect on us;

•	the accuracy and completeness of the information contained in the reports and financial statements that we file with the SEC, and the compliance of our SEC filings with applicable requirements of Federal securities laws;

•	the absence of undisclosed liabilities;

•	contracts material to us and our subsidiaries;

•	defaults on loans extended by us;

•	the stockholder vote required to approve the Agreement and Plan of Reorganization; and

•	various Federal securities law matters.

      The representations and warranties in the Agreement and Plan of Reorganization are subject, in some cases, to specified exceptions and qualifications.

Covenants of Loudeye Corp.

      The Agreement and Plan of Reorganization contains covenants with respect to us and our subsidiaries relating to, among other things:

•	Benefits afforded TT Holding Employees. We agreed to provide substantially similar benefits to TT Holding’s employees after the acquisition.

•	Insurance. We agreed to cover TT Holding Corp.’s officers and directors immediately prior to the acquisition for a period of three years on our directors and officers’ insurance. We agreed to pay the premium cost to provide directors’ and officers’ insurance for the period of one year to indemnify certain of TT Holding Corp.’s directors and officers for events that occurred prior to the acquisition.

•	Board Appointment. The former TT Holding Corp. stockholders have the right to appoint a board seat to the Company’s board of directors to serve until the former TT Holding stockholders own less than 10% of the Common Stock but no sooner than December 31, 2003 and no later than December 31, 2004. They are also entitled to appoint one person who possesses rights to observe meetings of our board of directors.

Rights to Set-Off

•	We have the right to set-off against the Notes the amount of any damages pursuant to the terms of the Notes, subject to an initial amount of $50,000 for which the Holders of the Notes shall have no liability.

Registration Rights Agreement

Registration

      We have entered into a Registration Rights Agreement with the former TT Holding Corp. stockholders pursuant to which we have agreed to provide notice to the former TT Holding Corp. stockholders if, at any time, we intend to register any Common Stock under the Securities Act of 1933. At the option of any former TT Holding Corp. stockholder, we will include the former TT Holding Corp. stockholders’ shares of Common Stock in the registration. The Company does not currently have any plan, proposal or arrangement in place pursuant to which it will file a registration statement in which former TT Holding Corp. stockholders may participate.

Fees and Expenses

      We will be responsible for all of the fees and expenses incurred in performing our obligations under the Registration Rights Agreement.

Escrow Agreement

      We have entered into an Escrow Agreement with the former TT Holding Corp. stockholders pursuant to which a third-party escrow agent is holding all of the merger consideration in escrow until maturity on January 1, 2004, and absent a third party claim, unless earlier terminated pursuant to the terms of the Notes and the Agreement and Plan of Reorganization.

Our board of directors unanimously recommends that you vote FOR the approval of the Agreement and Plan of Reorganization.

PROPOSAL 2 — ELECTION OF DIRECTORS

      Our Certificate of Incorporation requires that the board of directors is divided into three classes, with staggered three-year terms. The Class III directors, whose terms expire at the 2003 annual meeting, are Jeffrey M. Cavins and Thomas A. Heymann; the Class II directors, whose terms expire at the Company’s 2005 annual meeting are Anthony J. Bay and Jay A. Samit; and the Class I directors, whose terms expire at the Company’s 2004 annual meeting are Johan C. Liedgren and James R. Kuster. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of its three-year term.

      The Class III directors are nominees for re-election at the 2003 Annual Meeting. Mr. Heymann has determined not to serve an additional term as director. Mr. Cavins has consented to serve an additional three-year term as a director. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

      Detailed information on the Class III nominees is provided below.

      Our board of directors unanimously recommends that you vote FOR the election of the nominees named below.

Director Nominees

      You are being asked to consider and vote on the election of the following person to continue as a member of our board of directors.

      Jeffrey M. Cavins has served as a director since March 2003. He joined us in November 2002 as senior vice president of worldwide sales. Prior to that time, Mr. Cavins served as senior vice president of North America for Exodus Communications, a leading managed hosting and interactive web services company, from 1999 to 2002. Prior to that, Mr. Cavins served as president and CEO of CSI Digital. Mr. Cavins is 42 years old.

Current Directors

      Our board of directors is divided into three classes. One class is elected at each annual meeting of our stockholders for a three-year term. The Board is currently composed of six members:

Class I Directors: Mr. Johan C. Liedgren and Mr. James R. Kuster

Class II Directors: Mr. Anthony J. Bay and Mr. Jay A. Samit
Class III Directors: Mr. Thomas A. Heymann and Mr. Jeffrey M. Cavins

Class I Directors Continuing in Office Until the 2004 Annual Meeting

      Johan C. Liedgren has served as one of our directors since April 1998. Since October 1997, Mr. Liedgren has served as Chief Executive Officer of Honkworm, International, an entertainment studio. From January 1994 to August 1997, he worked for Microsoft Corporation in several positions, most recently as Director of Channel Policy. Mr. Liedgren serves as a Director of Netsolutions of Sweden, a provider of Internet-based professional services. Mr. Liedgren attended the University of Stockholm in Sweden. Mr. Liedgren is 39 years old.

      James R. Kuster has served as one of our directors since November 2002. Mr. Kuster is Managing Director of Crest Communications Holdings, which he joined in 1999. Prior to joining Crest, he served as Vice President for Corporate Development of Reciprocal, Inc. Mr. Kuster worked in the Media and Telecommunications group of Chase Securities from 1986 until 1999, most recently as Managing Director. He earned his MBA from Duke University and his BA from Davidson College. Mr. Kuster is 45 years old.

Class II Directors Continuing in Office Until the 2005 Annual Meeting

      Anthony J. Bay has served as one of our directors since April 2000 and has served as Chairman of the Board since March 2003. Mr. Bay is a private venture capital investor and advisor to technology companies. From 1994 to 2000, Mr. Bay worked for Microsoft Corporation, a software company, last serving as Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. Mr. Bay holds a B.A. from the University of California at Los Angeles and a M.B.A. from San Jose State University. Mr. Bay is 47 years old.

      Jay A. Samit has served as one of our directors since June 2003. Mr. Samit is President of Digital Distribution and Development for EMI Recorded Music, where he is responsible for the implementation of all business development, marketing partnerships, and creative development. Prior to joining EMI, Mr. Samit was Vice President of Original Content for Universal Studios New Media Group. Mr. Samit is 42 years old.

Board Committees and Meetings

      The board of directors met 10 times during the fiscal year ended December 31, 2002. Each director attended at least 80% of the meetings of the board of directors and board committees of which he was a member.

Audit Committee

      In 2002, the Audit Committee of the Loudeye Board of Directors was composed of three independent directors and operated under a written charter adopted by the Board of Directors originally in March 2000, which was amended in February 2001 and was included as an exhibit to our Proxy Statement for the 2001 Annual Meeting. During that period, the members of the Audit Committee were Charles P. Waite, Johan C. Liedgren and Anthony J. Bay. Each of the members of the Audit Committee was independent as defined by the Nasdaq Marketplace Rules.

      The Audit Committee generally recommends to the Board of Directors the selection of an accounting firm to be engaged as the Company’s independent accountants, currently PricewaterhouseCoopers LLP. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

      On June 6, 2002, as a result of the indictment of Arthur Andersen LLP by the U.S. Department of Justice, the Audit Committee recommended that the Board of Directors appoint PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.

      The Audit Committee held six meetings during the last fiscal year. Each meeting was designed to facilitate and encourage communication between the Audit Committee, management and our independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2002 with management and the independent accountants. The Audit Committee also met with PricewaterhouseCoopers LLP without management present.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP, and with the Company, the issue of independence from the Company.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Audit Committee of the Board of Directors of Loudeye:

Johan C. Liedgren
James R. Kuster

EXECUTIVE OFFICERS

Executive Compensation

      All of our executive officers receive compensation for their services. Compensation information concerning the Chief Executive Officer and concerning the four most highly compensated executive officers who received aggregate cash compensation in excess of $100,000 during the last fiscal year (“Named Executives”) is set forth in the following table. The table covers compensation paid or accrued during the fiscal years ended December 31, 2002, 2001, and 2000.

Summary Compensation Table

				Other Annual	Securities	All Other
Name &		Salary ($)	Bonus ($)	Compensation	Underlying	Compensation
Principal Position	Fiscal Year	(1)	(2)	($)	Options (#)	($)

John T. Baker IV(3),	2002	$287,680	$	$	650,000	$
Chairman and Chief Executive Officer	2001	247,884	75,000	$	1,200,000	121,438
Joel H. McConaughy(4),	2002	216,470
Senior Vice President and Chief Technology Officer	2001	173,077	10,000		450,000	75,000
Michael S. Dougherty(5),	2002	139,515			110,000
Vice President of Corporate Development	2001	127,083			115,000
Jerold J. Goade, Jr.(6),	2002	122,612			187,750
Vice President and Chief Financial Officer
Gail H. Clarke(7),	2002	161,570			223,750
General Manager, Vidipax, Inc. and Vice President, Loudeye Corp.	2001	120,704	73,193		61,625

(1)	Includes amounts deferred under our 401(k) plan.

(2)	Includes bonuses earned in the year indicated and paid in the subsequent year.

(3)	In lieu of a cash bonus, Mr. Baker was awarded 133,929 shares of Loudeye Common Stock in 2001. Mr. Baker also received relocation assistance in 2001 in the amount of $121,438 that is included in All Other Compensation. Mr. Baker resigned in February, 2003.

(4)	Mr. McConaughy received a $10,000 cash bonus related to the year ended December 31, 2001, and a lump-sum payment of $75,000 for his signing bonus and relocating assistance that is included in All Other Compensation. Mr. McConaughy resigned in February, 2003.

(5)	Mr. Dougherty became Vice President of Corporate Development in April 2001. He served previously as Vice President of Strategic Development and Finance.

(6)	Mr. Goade became Chief Financial Officer, Vice President in November 2002. He served previously as Vice President of Finance and Controller.

(7)	Ms. Clarke was appointed General Manager of Vidipax, Inc. and Vice President of Loudeye Corp. in August 2001. She served previously as General Manager of Operations of Vidipax, Inc.

Interested Transactions Involving Directors, Executive Officers and 5% or Greater Beneficial Owners

      We entered into a letter agreement with Mr. Baker that provides for 50% accelerated vesting of Mr. Baker’s remaining options if he is terminated without cause and not related to a change in control and if Mr. Baker is terminated for any reason other than for cause, he is entitled to receive continuation of his base salary and reimbursement for insurance benefits for twelve months. We entered into a letter agreement with Mr. McConaughy pursuant to which the vesting will accelerate with respect to 50% of his options in the event of a change in control. Neither Mr. Baker nor Mr. McConaughy have been employed by the Company since February and March 2003, respectively.

      In addition, in 2002 we had severance arrangements with each of our officers which provides that if an officer is terminated without cause, he or she will receive the then-current base salary and benefits for six months in the case of a vice president, for nine months in the case of a senior vice president and twelve months in the case of our Chief Executive Officer, plus COBRA benefits. In addition, the severance arrangements with our executive officers provided that upon consummation of a change in control of the Company, the vesting of 25% of the total number of outstanding options held by such officers will accelerate, and the vesting of 100% of the total number of outstanding options held by such officer will accelerate if the officer is terminated within twelve months of the change of control. However, if the change in control occurs within the first two years of the officer’s employment, the percentage of the outstanding options that would be vested upon consummation of the change in control will be at least 50%. In 2003, we entered into agreements with certain of our executive officers on different terms.

      The Company entered into an Employment Agreement dated as of April 1, 2003 with Jeffrey M. Cavins, the President and Chief Executive Officer of the Company. The agreement provides for a base salary of $250,000 and the granting of options to purchase 1,500,000 shares of Common Stock of the Company. The agreement provides for the opportunity to receive bonuses based upon the achievement of certain performance criteria by the Company and in the event of a sale of all of the stock or all or substantially all of the assets of the Company.

      The Company entered into an Employment Agreement dated as of April 1, 2003 with Jerold J. Goade, the Vice President and Chief Financial Officer of the Company. The agreement provides for a base salary of $161,000 and the granting of options to purchase 350,000 shares of Common Stock of the Company. The agreement also provides for the opportunity to receive bonuses based upon the achievement of certain performance criteria by the Company and in the event of a sale of all of the stock or all or substantially all of the assets of the Company.

      The Company entered into a Consulting Agreement dated as of April 1, 2003 with Anthony J. Bay, the Chairman of the Company. The agreement provides for a base compensation of $100,000 and the granting of options to purchase 500,000 shares of Common Stock of the Company. The agreement provides for the opportunity to receive bonuses based upon the achievement of certain performance criteria by the Company and in the event of a sale of all of the stock or all or substantially all of the assets of the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK AND CORPORATE INFORMATION

Security Ownership of Certain Beneficial Owners

      The following table shows how much Common Stock is owned by the directors, the Named Executive Officers, all executive officers and directors as a group and owners of more than 5% of our outstanding Common Stock, as of May 23, 2003. Except as otherwise noted, the address of each person listed in the table is c/o Loudeye Corp., 1130 Rainier Avenue South, Seattle, WA 98144.

      Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes Common Stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after May 23, 2003. Percentage of beneficial ownership is based on 45,688,718 shares outstanding as of

May 23, 2003, not including 8,182,577 treasury shares. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after May 23, 2003. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

	Amount and Nature of
Name and Address	Beneficial Ownership	Percent of Common Stock

OVP Partners, L.P.(1)
1010 Market Street
Kirkland, WA 98033	4,388,259	9.6%
Crest Communications Holding LLC(2)	4,367,955	9.6%
Martin G. Tobias(3)
55 Bell Street, Suite 200
Seattle, WA 98121	2,120,729	4.6%
Anthony J. Bay(4)	334,500	0.6%
James R. Kuster(5)	4,467,955	9.6%
Thomas A. Heymann(6)	772,418	1.5%
Johan C. Liedgren(7)	163,750	0.2%
John T. Baker IV(8)	150,231	0.3%
Jeffrey M. Cavins	421,875	0.9%
Jerold J. Goade, Jr.(9)	188,979	0.4%
Michael S. Dougherty(10)	230,729	0.5%
All directors and executive officers as a group as of May 23, 2003 (8 persons)	6,730,437	14.1%

(1)	Includes 3,644,754 shares held by Olympic Venture Partners IV, L.P., 423,862 shares held by Olympic Venture Partners V, L.P., 272,547 shares held by Olympic Venture Partners IV Entrepreneurs Fund, L.P. and 47,096 shares held by Olympic Venture Partners V Entrepreneurs Fund, L.P. Beneficial ownership calculations for OVP Partners, L.P. are based solely on its publicly-filed Schedule 13G dated February 14, 2002, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2001.

(2)	Includes 4,179,502 shares held by Crest Communications Holdings LLC. Crest Communications Holdings LLC’s shares are held in escrow subject to the terms of that certain Agreement and Plan of Reorganization among the Company, TT Holding Corp. and TenTV Acquisition Corp. dated as of November 19, 2002. Pursuant to the terms of such Agreement, Crest Communications Holdings LLC has the contingent right to receive 188,453 shares.

(3)	Includes 2,002,033 shares held by Martin G. Tobias directly and through family trusts, and 41,696 shares held by Martin G. Tobias as custodian for Finn Tobias under the Washington Uniform Transfers to Minors Act. Mr. Tobias’ shares are subject to a voting proxy in favor of the Company that Mr. Tobias executed in connection with a certain loan that the Company made to Mr. Tobias. Under the proxy, Mr. Tobias granted the Board of Directors of the Company an irrevocable proxy, with full power of substitution, to vote any and all shares of Company Common Stock owned by Mr. Tobias, in its discretion, on all matters that may properly come before any meeting of the Company’s stockholders. The proxy terminates on the later of January 31, 2003 or the repayment of all principal and accrued interest on the loan.

(4)	Consists of 12,000 shares held by Anthony J. Bay, 50 shares held by his son, and 247,500 shares issuable upon exercise of outstanding options within 60 days of May 23, 2003. Mr. Bay disclaims beneficial ownership of all securities held by his son.

(5)	Consists of 4,179,502 shares held by Crest Communications Holdings LLC, 188,453 shares that Crest Communications Holdings LLC has the contingent right to receive and 25,000 shares issuable upon exercise of outstanding options within 60 days of May 23, 2003. Mr. Kuster is one of our directors and a principal of Crest Communications Holdings LLC. Mr. Kuster disclaims beneficial ownership of shares held by Crest Communications Holdings LLC, except to the extent of his pecuniary interest in those shares.

(6)	Consists of 667,418 shares beneficially owned by Digital Coast Ventures and 30,000 shares issuable upon the exercise of outstanding options within 60 days of May 23, 2003. Mr. Heymann is one of our directors and a principal of Digital Coast Ventures. Mr. Heymann disclaims beneficial ownership of shares held by Digital Coast Ventures, except to the extent of his pecuniary interest in those shares.

(7)	Consists of 26,250 shares held by Johan C. Liedgren and 62,500 shares issuable upon exercise of outstanding options within 60 days of May 23, 2003.

(8)	Consists of 6,000 shares owned by Mr. Baker pursuant to the Company’s Employee Stock Purchase Plan, and 144,231 shares awarded to Mr. Baker effective April 30, 2002. Mr. Baker resigned as Chairman and Chief Executive Officer of the Company on February 3, 2003. See Recent Events. Upon the resolution of certain issues, Mr. Baker may be entitled to an additional 631,250 shares issuable upon exercise of outstanding options within 60 days of May 23, 2003.

(9)	Consists of 1,562 shares owned by Mr. Goade pursuant to the Company’s Employee Stock Purchase Plan, and 187,417 shares issuable upon exercise of outstanding options within 60 days of May 23, 2003.

(10)	Consists of 9,000 shares owned by Mr. Dougherty, 7,562 shares owned by Mr. Dougherty pursuant to the Company’s Employee Stock Purchase Plan, and 214,167 shares issuable upon exercise of outstanding options within 60 days of May 23, 2003.

      The following table sets forth certain information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2002.

Number of Securities
Remaining Available
	Number of		for Future Issuance
	Securities	Weighted Average	Under Equity
	to be Issued upon	Exercise Price of	Compensation Plans
	Exercise of	Outstanding	(excluding outstanding
	Outstanding Options,	Options, Warrants,	options, warrants and
	Warrants and Rights	and Rights	rights)

Equity compensation plans approved by security holders	8,059,358	$0.98	4,957,474
Equity compensation plans not approved by security holders	—	—	—

Total	8,059,358	$0.98	4,957,474

Beneficial Ownership Compliance

      Our directors and executive officers, and persons holding more than ten percent (10%) of our outstanding Common Stock, are required to report their share ownership to the Securities and Exchange Commission.

      In general, those parties must report their share ownership (1) when they become directors, executive officers or ten percent shareholders, and (2) whenever they engage in share transactions involving our Common Stock.

      Based upon the written representations of our directors and executive officers, and copies of the reports that they have filed with the Securities and Exchange Commission, we have determined that our directors and executive officers have filed timely all of the reports that they were required to file during 2002.

Options/ SAR Grants

In Fiscal 2002

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)					Potential Realizable
						Value at assumed
			Percent of			Annual
	Number of		Total Options			Rates of Stock Price
	Securities		Granted to	Exercise		Appreciation for Option
	Underlying		Employees in	of Base		Term(2)
	Options		Fiscal Year	Price	Expiration
Name	Granted (#)		(%)(3)	($/sh.)	Date	5% ($)	10% ($)

John T. Baker IV(4)	250,000	(4)	5.65%	$0.58	4/16/2012	$91,205	$168,113
	400,000	(5)	9.05%	0.36	11/1/2012	90,576	66,954

Joel H. McConaughy(5)	50,000	(6)	1.13%	0.58	4/16/2012	18,241	33,623
	200,000	(5)	4.52%	0.36	11/1/2012	45,288	83,477

Michael S. Dougherty	10,000	(7)	0.23%	0.58	4/16/2012	3,648	6,725
	100,000	(5)	2.26%	0.36	11/1/2012	22,644	41,738

Jerold J. Goade, Jr.	10,000	(7)	0.23%	0.58	4/16/2012	3,648	6,725
	100,000	(5)	2.26%	0.36	11/1/2012	22,644	41,738
	77,750	(8)	1.76%	0.36	11/1/2012	17,606	32,452

Gail H. Clarke	75,000	(6)	1.70%	0.36	11/1/2012	16,938	31,304
	134,880	(8)	3.05%	0.36	11/1/2012	30,542	56,297
	13,870	(5)	0.31%	0.36	11/1/2012	3,141	5,789

(1)	No stock appreciation rights (SARs) were granted to the Named Executives in the last fiscal year. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. These are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price appreciation.

(3)	The Company granted stock options representing 4,422,225 shares to employees in the last fiscal year.

(4)	Denotes stock option grants that vest at a 6.25% of the total number of options granted every quarter until fully vested.

(5)	Denotes stock option grants that vest at a rate of one third of the total number of options granted after twelve months and ratably thereafter at a rate of 8.33% every quarter until fully vested.

(6)	Denotes stock option grants that vest on January 1, 2006

(7)	Denotes stock option grants that vested on January 2, 2003

(8)	Denotes stock option grants that vest at a rate of 18.75% of the total number of options granted after nine months and ratably thereafter at a rate of 6.25% of the total number of options granted every quarter until fully vested.

Options Exercised in Last Fiscal Year

      The following table provides certain information with respect to stock options exercised by the Named Executives during the last fiscal year that ended December 31, 2002. The table also provides the number of shares covered by stock options as of the end of the fiscal year and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of the stock option and the market price of the shares subject to such option at the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options at Fiscal	Options at Fiscal
			Year End (#)	Year End ($)
Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable(1)	Unexercisable(2)

John T. Baker IV(3)	—	—	587,500/0	0/0
Joel H. McConaughy(4)	—	—	215,625/0	0/0
Michael S. Dougherty	—	—	142,500/132,500	0/0
Jerold J. Goade, Jr	—	—	95,000/216,250	0/0
Gail H. Clarke	—	—	59,313/240,687	0/0

(1)	No stock appreciation rights (SARs) were outstanding during 2002.

(2)	Based on the $0.30 closing price of our Common Stock as of December 31, 2002, there were no “in-the-money” options.

(3)	Mr. Baker’s employment with the Company ended in February, 2003. Upon resolution of certain issues, Mr. Baker may be entitled to an additional 631,250 shares issuable upon exercise of outstanding options within 60 days of May 23, 2003.

(4)	Mr. McConaughy’s employment with the Company ended in March, 2003. In connection with his departure, all of his unvested options were cancelled in accordance with the terms of the respective option plans.

Compensation of Directors

      All non-employee directors participate in the 2000 Stock Option Plan. Under the Plan, when each non-employee director first becomes a director, they receive non-statutory options to purchase 100,000 shares. At each annual meeting of the Company’s stockholders, each non-employee director who will continue serving on the Board following the meeting and who has been a director for at least six months prior to the meeting will receive options to purchase an additional 25,000 shares. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. These options are for a ten-year term and, as to the initial grant, vest monthly on a pro-rata basis, becoming fully vested on the first anniversary of the grant date, and as to subsequent grants, become fully vested on the first anniversary of the grant date. The exercise price of the options must be at least 100% of the fair market value of the Common Stock on the Nasdaq National Market on the date the option was granted. The options may be exercised only (a) while the individual is serving as a director on the Board, (b) within twelve months after termination by death or disability, or (c) within three months after the individual’s term as director ends.

      Each of the non-employee directors who serve on the Board will receive a grant of options to purchase 25,000 shares as of the date of the annual meeting, pursuant to the 2000 Stock Option Plan. In addition, each non-employee director currently receives an annual retainer in connection with his service of $30,000, paid quarterly (but contingent on his attending a specific number of Board meetings). Messrs. Bay, Waite, and Liedgren each received cash compensation of $30,000 in connection with their service during fiscal year 2002. Mr. Heymann received cash compensation of $7,500 in connection with his service during fiscal year 2002.

Board Report on Executive Compensation

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following is a report of the Compensation Committee of the board of directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year that ended December 31, 2002. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the board of directors concerning the granting of options under our 1998 and 2000 Stock Option Plan, 2000 Employee Stock Option Plan, 2000 Director Stock Option Plan and 2000 Employee Stock Purchase Plan and oversees the Stock Option Committee. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

      Under the supervision of the board of directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the board of directors to have a portion of each executive’s compensation contingent upon Company performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash, part of which is tied to the achievement of certain performance goals that the board of directors establishes from time to time for the Company and the balance of which is tied to individual performance and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

      The summary below describes in more detail the factors which the board of directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is reviewed each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals for revenue growth. Goals are established at the beginning of each year. Annual bonus payments under the incentive plan are generally computed as a percentage of the executive’s base salary, with the actual percentages being a function of the extent to which goals were achieved as well as other significant accomplishments.

Long-Term Incentive Compensation

      We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under the plans by the board of directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, competitive employment opportunities and internal comparability considerations. Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (typically the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four year, six month period, contingent upon the executive officer’s continued employment with us. Since fair market value stock options can only produce value to an executive if the price of the Company’s stock increases above the exercise price, option grants provide a direct link between executive compensation and the Company’s stock price performance. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company.

Compensation of the Chief Executive Officer

      John T. Baker IV served as our Chief Executive Officer from March 2001 to March 2003. His base salary for fiscal 2002 was $287,680.

      The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Mr. Baker’s compensation. Significant factors in establishing Chief Executive Officer compensation were compensation levels at similarly situated companies and assigned responsibilities.

Deductibility of Executive Compensation

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Johan C. Liedgren

James R. Kuster

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors currently consists of James R. Kuster and Johan C. Liedgren. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Shareholder Return Performance Graph

      Set forth below is a graph comparing the cumulative total return to shareholders on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. companies) Index (the “Nasdaq Market Index”) and an index that is comprised of other publicly-traded digital media technology companies (the “Peer Group”) for the period beginning on March 15, 2000, the date of our initial public offering and based upon the price to the public in our initial public offering of $16.00 per share, and ending on December 31, 2002.

Comparison of Cumulative Total Return

Among Loudeye Corp. Common Stock,

Nasdaq Stock Market (U.S.) Index and Our Peer Group Index

      Our Peer Group was initially comprised of five publicly-traded digital media technology companies. As required, the returns of each of the component companies in the Peer Group return are calculated and weighted according to their respective market capitalization as of March 15, 2000, prior to trading on that date. The Peer Group was initially composed of: Sonic Foundry, Inc. (Nasdaq: SOFO); Liquid Audio, Inc. (Nasdaq: LQID); Preview Systems, Inc. (Nasdaq: PRVW); InterTrust Technologies Corp. (Nasdaq: ITRU); and, MP3.com, Inc. (Nasdaq: MPPP). In August 2001, Preview Systems, Inc. subject to a previously announced plan of dissolution, distributed substantially all of its assets through a $3.50 per share cash dividend to Common Stockholders. Also in August 2001, MP3.com, Inc. stockholders approved a merger with Vivendi Universal based on a price of $5.00 per common share. Preview Systems and MP3.com were removed from the Peer Group Index effective August 28, 2001, and the related “index value” attributed to those companies at that date was reallocated to the remaining three members of the Peer Group Index based upon their relative market capitalization on that date. On November 13, 2002, InterTrust entered into a definitive merger agreement pursuant to which affiliates of Sony Corporation of America, Koninklijke Philips Electronics N.V., and certain other investors offered to purchase all outstanding shares of Common Stock of InterTrust for $4.25 per share in cash. On January 3, 2003 affiliates of Sony Corporation of America, Koninklijke Philips Electronics N.V. and Stephens Acquisition LLC announced the successful completion of their cash tender offer. InterTrust was included in the Peer Group Index for the entire period and its price on December 31, 2002 recorded at $4.25 per share, the price per share of the tender offer.

INDEPENDENT ACCOUNTANTS

      During the year ended December 31, 2002, PricewaterhouseCoopers LLP, our independent accountant, and Arthur Andersen LLP, our previous independent accountant, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether the non-audit services provided by our independent accountants are compatible with maintaining its independence. Our independent accountants did not provide any services related to financial information systems design and implementation during 2002.

Audit Fees (including quarterly reviews	$121,286
Tax Services fees	$12,100

FINANCIAL DATA

Financial Statements and Other Financial Information

      Accompanying this proxy statement is our annual report for the fiscal year ended December 31, 2002. Parts of that document are incorporated into this proxy statement.

      The following information is incorporated by reference to our 2002 annual report:

1.	The Company’s Consolidated Financial Statements

a.	Report of Independent Accountants.

b.	Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001.

c.	Consolidated Statements of Operations for the years ended December 31, 2002, December 31, 2001, and December 31, 2000.

d.	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2002, December 31, 2001, and December 31, 2000.

e.	Consolidated Statements of cash flows for the years ended December 31, 2002, December 31, 2001, and December 31, 2000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on various underlying assumptions and expectations of management and are subject to risks and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements.

      Other factors and assumptions not identified above could also cause actual results to differ materially from those set forth in the forward-looking statements. Although our management believes these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, we undertake no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in our expectations.

      The forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and our subsequent Quarterly Reports on Form 10-Q. Our reports on Form 10-K and Form 10-Q are on file with the SEC, and copies are available without charge upon written request to our Vice President of Corporate Development at the address provided in “Where You Can Find More Information.”

OTHER MATTERS; FUTURE STOCKHOLDER PROPOSALS

      The board of directors knows of no other proposals that will be presented for consideration at the annual meeting. If any other proposals are properly brought before the annual meeting, the proxy holders intend to vote on such proposals in accordance with their best judgment.

      Rule 14a-8 under the Exchange Act requires that a stockholder proposal intended to be included in the proxy statement for the 2004 annual meeting be received at our executive offices no later than December 20, 2003. The proposal may be omitted from the annual meeting proxy statement if the submitting stockholder does not meet the applicable requirements under Rule 14a-8. Stockholder proposals for new business or suggestions for nominees to the board of directors submitted outside of Rule 14a-8 must be delivered to our Corporate Secretary at our principal executive offices no later than the close of business on the tenth business day the first to occur of (i) the day on which notice of the meeting is mailed to stockholders, and (ii) the day on which public disclosure of the meeting is made.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and annual reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including Loudeye Corp., that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

      Requests for further copies of this proxy statement or proxy cards should be directed to us at the following address:

Loudeye Corp.

1130 Rainier Avenue South
Seattle, WA 98144

Attention: Michael S. Dougherty, Vice President of Corporate Development

Telephone: 206-832-4127

      You should rely only on the information contained in this proxy statement or other documents to which we refer you. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 9, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

EXECUTION DRAFT

AGREEMENT AND PLAN OF REORGANIZATION

dated as of
November 19, 2002
among
LOUDEYE CORP.,
TENTV ACQUISITION CORP.
and
TT HOLDING CORP.

A-i

		Page

ARTICLE III — REPRESENTATIONS AND WARRANTIES OF LOUDEYE AND MERGER SUBSIDIARY		17
3.1	Organization, Qualification and Corporate Power	17
3.2	Valid Issuance of Loudeye Common Stock	17
3.3	Authorization of Merger	17
3.4	Noncontravention	18
3.5	SEC Filings; Financial Statements	18
3.6	Litigation	19
3.7	Legal Compliance	19
3.8	Brokers’ Fees	19
3.9	Interim Operations of Merger Subsidiary	19
3.10	Vote Required By NASD	19
3.11	Undisclosed Liabilities	19
3.12	Disclosure	19
3.13	[Reserved]	20
3.14	Covenants of Loudeye	20
ARTICLE IV — DELIVERIES AT CLOSING		20
4.1	Deliveries by TenTV	20
4.2	Deliveries by Loudeye	21
ARTICLE V — INDEMNIFICATION		22
5.1	Indemnification	22
5.2	Loudeye’s Right of Set-Off	22
5.3	Damage Limitations	23
5.4	Indemnification Period	24
5.5	Indemnification Claims	24
5.6	TenTV Stockholders’ Representative	24
ARTICLE VI — DEFINITIONS		26
6.1	Definitions	26
ARTICLE VII — MISCELLANEOUS		28
7.1	No Third Party Beneficiaries	28
7.2	Entire Agreement	28
7.3	Succession and Assignment	28
7.4	Counterparts and Facsimile Signature	28
7.5	Headings	28
7.6	Notices	28
7.7	Governing Law	27
7.8	Amendments and Waivers	27
7.9	Severability	27
7.10	Reserved	30
7.11	Construction	30
7.12	Further Assurances	30
7.13	Confidentiality	30
7.14	Survival of Representations and Warranties and Covenants	30
7.15	Expense	30

A-ii

EXHIBITS AND SCHEDULES

EXHIBIT A	Form of Unsecured Promissory Notes with Equity Redemption Option
EXHIBIT B	Investor Representation Statement
EXHIBIT C	TenTV Certificate
EXHIBIT D	TenTV Secretary Certificate
EXHIBIT E	Form of Legal Opinion of TenTV’s Legal Counsel
EXHIBIT F	Form of Director Resignation
EXHIBIT G	Registration Rights Agreement
EXHIBIT H	Loudeye Certificate
EXHIBIT I	Form of Legal Opinion of Loudeye’s Legal Counsel
TENTV DISCLOSURE SCHEDULE
LOUDEYE DISCLOSURE SCHEDULE

A-iii

AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of November 19, 2002 (this “Agreement”) is entered into by and among Loudeye Corp., a Delaware corporation (“Loudeye”), TenTV Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Loudeye (the “Merger Subsidiary”), and TT Holding Corp., a Delaware corporation (“TenTV”). Loudeye, Merger Subsidiary and TenTV are collectively referred to herein as the “Parties” and each is individually referred to herein as the “Party.”

RECITALS

      A.     Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”), Loudeye, Merger Subsidiary and TenTV will enter into a business combination pursuant to which Merger Subsidiary will merge with and into TenTV (the “Merger”).

      B.     The Boards of Directors of each of Loudeye, Merger Subsidiary and TenTV (i) have each determined that the Merger is consistent with and in furtherance of the long-term business strategy of their respective companies and fair to, and in the best interest of, their respective companies and stockholders and (ii) have each approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      C.     Loudeye, Merger Subsidiary and TenTV desire to make certain representations and warranties and other agreements in connection with the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

ARTICLE I

The Merger

      1.1 The Merger. Upon and subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Subsidiary shall merge with and into TenTV at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of Merger Subsidiary shall cease and TenTV shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

      1.2 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Parties and specified in the Certificate of Merger, being the “Effective Time”) as soon as practicable on the date of the consummation of the transactions contemplated by this Agreement (such consummation being herein referred to as the “Closing” and the date of the Closing being herein referred to as the “Closing Date”). Unless the context otherwise requires, the term “Agreement” as used herein refers collectively to this Agreement and the Certificate of Merger.

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of TenTV and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of TenTV and Merger Subsidiary shall become the debts liabilities and duties of the Surviving Corporation. The Surviving Corporation shall become a wholly-owned subsidiary of Loudeye.

      1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

      (a) At the Effective Time, the Certificate of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of TenTV.

      (b) At the Effective Time, the Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of TenTV.

      (c) At the Effective Time, the individuals set forth on Schedule 1.4(c)(1) of the Loudeye Disclosure Schedule attached hereto (the “Loudeye Disclosure Schedule”) shall become the directors, and the individuals set forth on Schedule 1.4(c)(2) of the Loudeye Disclosure Schedule shall become the officers, of the Surviving Corporation, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

      1.5 Effect on Capital Stock/Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any of the following securities:

(a) Exchange of TenTV Common Stock. Subject to the provisions of Section 1.8 below, each share of Common Stock, par value $0.01 per share, of TenTV (the “TenTV Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any share held in TenTV’s treasury) (the “Outstanding TenTV Common Stock”) shall be canceled and extinguished and automatically converted into and represent the right to receive from Loudeye (i) 5256.2641 (the “Exchange Ratio”) share(s) (the “Merger Shares”) of validly issued, fully paid and nonassessable unregistered shares of Common Stock, par value $0.001 per share, of Loudeye (“Loudeye Common Stock”), and (ii) a promissory note in the form of Exhibit A hereto having an original principal amount (the “Principal Amount”) equal to the product of (x) a fraction, the numerator of which shall be one (1) and the denominator of which shall be the number of shares of TenTV Common Stock outstanding immediately prior to the Effective Time, multiplied by (y) $1,059,436 (the “Merger Notes”, along with the Merger Shares, sometimes herein referred to as the “Merger Consideration”), upon the surrender of the certificates representing such shares of TenTV Common Stock in the manner provided in Section 1.6 below (or in the case of a lost, stolen or destroyed certificate, in the manner provided in Section 1.7 below). Subject to Section 1.5(c)(ii), the Merger Notes shall be issued on the Effective Time to the TenTV Stockholders and held by the Escrow Agent, as such term is defined in and pursuant to the terms of, that certain Escrow Agreement among Loudeye, the TenTV Stockholders’ Representative and the Escrow Agent of even date herewith.

(b) Restrictions on Transfer/ Legends.

TenTV acknowledges and agrees that the Merger Notes, Merger Shares and the Loudeye Common Stock in exchange for which the Merger Notes may be redeemed are subject to restrictions on transfer. It is understood that the certificates evidencing the Merger Notes, Merger Shares and the Loudeye Common Stock in exchange for which the Merger Notes may be redeemed shall bear the following legend (in addition to any legend required by any other agreements or under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) TenTV Option Plan.

(i) As of the Effective Time, each outstanding option to purchase TenTV Common Stock (a “TenTV Stock Option”) under the Technology Education Network, Inc. 1997 Stock Option Plan, as amended (the “TenTV Option Plan”), shall not be assumed by Loudeye.

(ii) Loudeye shall hold back and shall not issue the Merger Consideration attributable to each holder of outstanding TenTV Stock Options not exercised prior to the Effective Time in such amounts as if such TenTV Stock Options had been exercised immediately prior to the Effective Time. In the event that any or all of such outstanding TenTV Stock Options are exercised, Loudeye shall issue to the holder thereof its pro rata interest in the Merger Consideration pursuant to the terms of this Agreement. In the event that any or all of such outstanding TenTV Stock Options expire and terminate, Loudeye shall, promptly following such expiration and termination, issue to the TenTV Stockholders immediately prior to the Effective Time and any TenTV Stock Option holders who exercised, on a pro rata basis, with Merger Consideration withheld pursuant to this Subsection 1.5(c)(ii) and shall deliver same to the Escrow Agent.

(d) Cancellation of Certain Shares. Each share of TenTV Common Stock held in TenTV treasury immediately prior to the Effective Time shall be canceled and retired without payment of any consideration therefor.

(e) Derivative Securities. As of the Effective Time, all options, warrants, notes, evidence of indebtedness, and other security that entitles the holder thereof the right to convert, purchase or otherwise acquire any TenTV capital stock or any other security convertible into TenTV capital stock (collectively, the “Derivative Securities”), other than such options and warrants that are listed on Schedule 1.5 of the TenTV Disclosure Schedule, shall not be assumed by Loudeye and shall all have been either converted into TenTV Common Stock or terminated.

(f) Capital Stock of Merger Subsidiary. Each share of common stock, $0.01 par value per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $0.01 par value per share, of the Surviving Corporation.

(g) Adjustment to the Exchange Ratio. The Exchange Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting Loudeye or TenTV Common Stock between the date hereof and the Effective Time.

(h) Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to former holders of TenTV Common Stock upon the surrender for exchange of certificates that, immediately prior to the Effective Time, represented TenTV Common Stock converted into Merger Shares pursuant to Section 1.5(a) (“Certificates”), and such former holders of TenTV Common Stock shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of Loudeye with respect to any fractional Merger Shares that would have otherwise been issued to such former holders of TenTV Common Stock. In lieu of any fractional Merger Shares that would have otherwise been issued (after aggregation of all fractional shares held by any given holder), each former holder of TenTV Common Stock that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person’s Certificate, receive cash equal to the product of (i) the applicable Merger Share fraction multiplied by (ii) $.39.

      1.6     Surrender of Certificates.

      (a) Exchange Agent. Loudeye’s transfer agent shall act as the exchange agent (the “Exchange Agent”) in the Merger.

      (b) Loudeye to Provide Common Stock. Promptly following the Effective Time, and subject to Section 1.5(c)(ii), Loudeye shall deliver to the Exchange Agent for exchange the Merger Shares issuable pursuant to Section 1.5 in exchange for shares of Outstanding TenTV Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.5.

      (c) Exchange Procedures. Immediately after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of outstanding shares of TenTV Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.5(a), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of any TenTV Common Stock certificate (the “Certificate”) in exchange for certificates representing Merger Shares and the Merger Notes. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, Loudeye shall cause the Exchange Agent to issue and deliver to the Escrow Agent for the account of the holder of such Certificate (i) a certificate representing the number of whole Merger Shares, (ii) a Merger Note representing the aggregate Principal Amount due to such holder, and (iii) cash payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.5, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of TenTV Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of whole Merger Shares, Merger Notes and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.5.

      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Merger Shares with a record date after the Effective Time, or interest paid or payable with respect to the Merger Notes, will be paid to the holder of any unsurrendered Certificate with respect to the Merger Shares or Merger Notes, as applicable, represented thereby until the holder of record of such Certificate shall surrender such Certificate. After the surrender of a Certificate in accordance with this Section, the record holder thereof shall be entitled to receive the Merger Shares, the Merger Note, cash in lieu of fractional shares, and any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to the Merger Shares and any interest which theretofore had become payable with respect to the Merger Note.

      (e) Transfers of Ownership. If any certificate for Merger Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Loudeye or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Merger Shares in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Loudeye or any agent designated by it that such tax has been paid or is not payable.

      (f) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Merger Shares, the Merger Notes or TenTV Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.7     Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Shares, Merger Notes and cash for fractional shares, if any, as may be required pursuant to Section 1.5; provided, however, that Loudeye may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in a customary amount as indemnity against any claim that may be made against Loudeye or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.8     Dissenting Shares.

      (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of TenTV Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the provisions of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (“Dissenting Shares”), shall not be converted into or represent a right to receive Loudeye Common Stock pursuant to Section 1.5, but the holder thereof shall only be entitled to such rights as are granted by the provisions of the DGCL. To the extent that TenTV is required to make any payments according to the DGCL to the holders of such Dissenting Shares, the Merger Consideration issued to or for the benefit of such holders shall immediately be delivered to Loudeye and, to the extent that the amounts paid according to the DGCL to the holders of such Dissenting Shares are in excess of the value of such Merger Consideration (as determined pursuant to this Merger Agreement), such excess amount (the “Excess Appraisal Amount”) shall be deducted pro rata from the Merger Notes.

      (b) Notwithstanding the provisions of Subsection (a) above, if any holder of shares of TenTV Common Stock who demands appraisal of such shares under the DGCL shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive Merger Shares, Merger Note, cash in lieu of fractional shares, and any dividends or interest set forth in Section 1.6(d) upon surrender of the Certificate(s) representing such shares or upon compliance with Section 1.7 hereof.

      (c) TenTV shall give Loudeye (i) prompt notice of any written demands for appraisal of any shares of TenTV Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by TenTV which relate to any such demand for appraisal, and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the DGCL. TenTV shall not, except with the prior written consent of Loudeye, which consent shall not be unreasonably withheld or delayed and which shall be deemed given if Loudeye does not object in writing within five days following receipt of such notice, voluntarily make any payment with respect to any demands for appraisal of TenTV Common Stock or offer to settle or settle any such demands.

      1.9     No Further Rights. Immediately after the Effective Time, no TenTV Common Stock shall be deemed to be outstanding, except as otherwise contemplated by this Agreement, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

      1.10     Securities Laws Compliance. Loudeye will issue the Merger Consideration pursuant to Section 1.5 of this Agreement pursuant to the exemption(s) from registration under Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and applicable exemptions under applicable state securities laws.

      1.11     Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either TenTV or the Merger Subsidiary, in order to consummate the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TENTV

      Except as specifically set forth in this Article II, for the purposes of Article II the term “TenTV” shall include TenTV and Technology Education Network, Inc., a Delaware corporation and wholly owned subsidiary of TenTV. TenTV represents and warrants to Loudeye as of the date hereof, except as set forth in TenTV’s disclosure schedule attached hereto (the “TenTV Disclosure Schedule”) furnished to Loudeye which Disclosure Schedule specifically identifies the relevant Section hereof or otherwise reasonably permits the identification of the relevant section, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

      2.1     Organization, Qualification and Corporate Power. TenTV is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of Delaware. TenTV is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a TenTV MAE (as defined below). TenTV has all requisite power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. TenTV has furnished to Loudeye complete and accurate copies of its Certificate of Incorporation and Bylaws. TenTV is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. For purposes of this Agreement, “TenTV MAE” means a material adverse effect on the assets, business, financial condition, results of operations or future prospects of TenTV but shall not include a material adverse effect or development arising out of, related to or otherwise by virtue of changes in the economy or the streaming media industry generally.

      2.2     Capitalization. The authorized capital stock of TenTV consists of thirty million (30,000,000) shares of TenTV Common Stock, par value $.001 per share, of which, as of the date of this Agreement one thousand five hundred three (1,503) shares are issued and outstanding and no shares are held in the treasury of TenTV. The TenTV Common Stockholders (as defined below) own all the shares of TenTV Common Stock outstanding as of the date of this Agreement. Section 2.2 of the TenTV Disclosure Schedule sets forth a complete and accurate list specifying (i) all of the holders of TenTV capital stock and the number of shares of TenTV Common Stock held by each holder (the “TenTV Common Stockholders”), (ii) all outstanding Derivative Securities indicating (A) the holder thereof, (B) the number of shares of TenTV Common Stock subject thereto, and (C) the exercise price therefor, and (iii) all stock option plans and other stock or equity-related plans of TenTV. All of the issued and outstanding shares of TenTV Common Stock are, and all shares of TenTV Common Stock that may be issued upon exercise of Derivative Securities will be duly authorized, validly issued, fully paid, nonassessable and free of any outstanding preemptive rights. Other than the Derivative Securities listed in Section 2.2 of the TenTV Disclosure Schedule, (x) there are no outstanding or authorized options, warrants, rights, other convertible securities or instruments, agreements or commitments to which TenTV is a party or that are binding upon TenTV providing for the issuance or redemption of any of its capital stock. All of the Derivative Securities listed in Section 2.2 of the TenTV Disclosure Schedule shall be converted into TenTV Common Stock or terminated prior to Closing, except as set forth in such Schedule. Each of the TenTV Stock Options listed in Section 2.2 of the TenTV Disclosure Schedule shall expire and terminate ninety (90) days following the Effective Time unless exercised prior thereto. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to TenTV. There are no agreements to which TenTV is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of TenTV. To the “Knowledge of TenTV,” there are no agreements among other parties, to which TenTV is a party and by which it is bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of TenTV. All of the issued and outstanding shares of TenTV Common Stock were issued in compliance with applicable federal and state securities laws, assuming the accuracy of the representations of the purchasers thereof. Notwithstanding the foregoing or anything set forth on the TenTV Disclosure Schedule related thereto, TenTV shall remain subject to indemnification as set forth in Article V for any Damages incurred by the Loudeye Indemnified Parties relating to (i) the Series A Stock Purchase Agreement, Series A Registration Rights Agreement and documents related thereto, as such agreements may have been amended prior to the Effective Time; (ii) the Amended and Restated Series B Stock Purchase Agreements, Amended and Restated Series B Registration Rights Agreement and documents related thereto, as such agreements may have been amended prior to the Effective Time; and (iii) the Amended and Restated Series C Stock Purchase Agreements, Amended and Restated Series C Registration Rights Agreement and documents related thereto, as such agreements may have been amended prior to the Effective Time. For purposes of this Article II, the “Actual Knowledge of TenTV” or any phrase of similar import shall be deemed to refer to the actual knowledge of any executive officer or director of TenTV. For purposes of this Article II, the “Knowledge of TenTV” or any phrase of similar import shall be deemed to refer to the actual knowledge of any executive officer or director of TenTV or information that such executive officer or director should know in light of his position with TenTV.

      2.3     Authorization of Merger. TenTV has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by TenTV of this Agreement and the consummation by TenTV of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of TenTV. Without limiting the generality of the foregoing:

(a) the Board of Directors of TenTV, at a meeting duly called and held or by written consent, unanimously (i) determined that the Merger is fair and in the best interests of TenTV and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL and (iii) directed that this Agreement and the Merger be submitted to the stockholders of TenTV for their adoption and approval and resolved to recommend that the stockholders of TenTV vote in favor of the adoption of this Agreement and the approval of the Merger;

(b) this Agreement has been duly and validly executed and delivered by TenTV and constitutes a valid and binding obligation of TenTV, enforceable against TenTV in accordance with its terms; and

(c) the affirmative vote of the holders of more than fifty percent (50%) of the shares of TenTV Common Stock that are issued and outstanding on the Record Date (as defined below), is the only vote of TenTV’s stockholders in their capacity as such that is necessary to approve this Agreement, the Merger, the Certificate of Merger and the other transactions contemplated by this Agreement under applicable law, TenTV’s Certificate of Incorporation, Bylaws and other charter documents, and under any agreement or contract to which TenTV is a party regarding the voting of shares of TenTV’s capital stock. As used in this Section 2.3, the term “Record Date” means the record date for determining those stockholders of TenTV who are entitled to vote. The affirmative vote of holders of not less than eighty-five percent (85%) of the shares of TenTV Common Stock that were issued and outstanding on the Record Date in favor of the transactions contemplated by this Agreement has been obtained.

      2.4 Noncontravention. Except for (i) the filing of the Certificate of Merger as required by the DGCL and (ii) the third party consents required and set forth in Section 2.4 of the TenTV Disclosure Schedule, neither the execution and delivery by TenTV of this Agreement nor the consummation by TenTV of the Merger and the transactions contemplated hereby will:

(a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of TenTV;

(b) require on the part of TenTV any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”);

(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which TenTV is a party or by which TenTV is bound or to which any of its assets is subject that cannot be terminated within 90 days and which termination would have a TenTV MAE or cause TenTV to be obligated to pay any monetary damages;

(d) result in the imposition of any TenTV Security Interest (as defined below) upon any assets of TenTV;

(e) violate any order, writ, injunction or decree applicable to TenTV or any of its properties or assets; or

(f) violate any statute, rule or regulation applicable to TenTV or any of its properties or assets which violation would have a TenTV MAE.

      For purposes of this Agreement, (i) “TenTV Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (A) mechanic’s, materialman’s, and similar liens, (B) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, and (C) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of TenTV and not material to TenTV and (ii) “Ordinary Course of Business of TenTV” means the ordinary course of TenTV’s business consistent with past custom and practice (including with respect to frequency and amount).

      2.5 Subsidiaries. TenTV does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

      2.6 Financial Statements. TenTV has provided to Loudeye (a) its audited balance sheets and statements of income, changes in stockholders’ equity and cash flows as of and for its fiscal years ending December 31, 1999 and 2000, and (b) its unaudited balance sheet and statements of income, changes in stockholders’ equity and cash flows for the year ending December 31, 2001 (the “Fiscal Year 2001 Financial Statements”) and the

ten (10) months ended October 31, 2002 (the “TenTV Most Recent Balance Sheet”). Such financial statements (collectively, the “TenTV Financial Statements”) (i) have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, (ii) fairly present the financial condition, results of operations and cash flows of TenTV as of the dates thereof and for the periods referred to therein, and (iii) are consistent with the books and records of TenTV; provided, however, that the TenTV Most Recent Balance Sheet and Fiscal Year 2001 Financial Statements are subject to notes and normal recurring year-end adjustments that are not expected to be material in amount. The TenTV Most Recent Balance Sheet reflects Adjusted Working Capital in an amount consistent with historical operations for the twelve (12) months preceding the date of the Most Recent Balance Sheet and the twelve (12) months preceding the Closing Date. For the purposes of this Agreement, the term “Adjusted Working Capital” shall mean cash and cash equivalents plus (i) eligible accounts receivable less than 60 days past due and reflecting appropriate reserves plus (ii) pre-paid obligations and deposits (if any) plus (iii) other current assets, minus (iv) accounts payable and minus (v) accrued liabilities.

      2.7 Absence of Certain Changes. Since October 31, 2002, (a) to the Knowledge of TenTV, there has occurred no event or development that has had, or could reasonably be expected to have in the future, a TenTV MAE, and (b) except for this Agreement and the transactions contemplated hereby and as set forth in the TenTV Disclosure Schedule, TenTV has not:

(a) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(b) borrowed any amount, obtained any letters of credit or incurred or become subject to any liabilities;

(c) discharged or satisfied any TenTV Security Interest or other encumbrance or paid any obligation or liability, other than current liabilities paid in the Ordinary Course of Business of TenTV and other than current Tax liabilities;

(d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any shares of its capital stock;

(e) mortgaged or pledged any of its assets or properties, or subjected them to any TenTV Security Interest or any other encumbrance;

(f) sold, leased, subleased, assigned or transferred any of its assets or properties, except in the Ordinary Course of Business of TenTV, or canceled any debts or claims;

(g) except for any severance, termination or consulting packages to which Loudeye is or will become a party or has been notified of in writing, made any changes in any employee compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice or offer employment to any individuals;

(h) entered into any material transaction or modified any existing transaction (other than routine change orders);

(i) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(j) made any capital expenditures, additions or improvements or commitments for the same, except those made in the Ordinary Course of Business of TenTV and not exceeding $5,000 in the aggregate;

(k) entered into any transaction or operated TenTV’s business, not in the Ordinary Course of Business of TenTV;

(l) made any change in its accounting methods or practices or ceased making accruals for Taxes, obsolete inventory, vacation and other customary accruals;

(m) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party, other than in the Ordinary Course of Business of TenTV;

(n) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to TenTV’s business or its financial condition;

(o) waived any rights material to its financial or business condition that is likely to have a TenTV MAE; or

(p) entered into any agreement to do any of the foregoing.

      2.8     Undisclosed Liabilities. TenTV does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), that would be required to be reflected on a balance sheet or otherwise in financial statements and notes thereto prepared in accordance with GAAP, except for (a) liabilities shown or reserved against on the TenTV Most Recent Balance Sheet, (b) liabilities that have arisen since October 31, 2002 in the Ordinary Course of Business of TenTV or (c) contractual and other liabilities incurred in the Ordinary Course of Business that are not required by GAAP to be reflected on a balance sheet.

      2.9     Tax Matters.

      (a) For purposes of this Agreement, the following terms have the following meanings:

(i) “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a “Tax Authority”) responsible for the imposition of any such tax (domestic or foreign), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person.

(ii) “Tax Return” shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes.

      (b) TenTV has filed or will file on a timely basis (including any extension of time granted for filing returns) all Tax Returns that it was or will be required to file on or prior to the Effective Time. All such Tax Returns were complete and accurate in all material respects when filed. TenTV has paid on a timely basis all material Taxes that were due and payable, whether or not shown on any Tax Return. The unpaid Taxes of TenTV for tax periods through the date of the TenTV Most Recent Balance Sheet do not exceed the reserves for Taxes (excluding accruals and reserves for deferred Taxes) set forth on the face (not including any notes thereto) of the TenTV Most Recent Balance Sheet. TenTV will not incur any Taxes for the period commencing on the day following the date of the TenTV Most Recent Balance Sheet and the Effective Time other than Taxes incurred in the ordinary course of business as consistently conducted prior to the date of the TenTV Most Recent Balance Sheet. There are no Security Interests on any of the assets of an Acquired Company that arose in connection with any failure (or alleged failure) to pay any material amount of Tax.

      (c) TenTV has withheld and paid all material Taxes which were required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

      (d)     TenTV has delivered to Loudeye complete and accurate copies of all federal income Tax Returns for taxable years ending on December 31, 1999 through December 31, 2001, and all related examination reports and statements of deficiencies assessed against or agreed to by TenTV. The federal income Tax Returns of TenTV have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.9(c) of the TenTV Disclosure Schedule. TenTV has delivered or made available to Loudeye complete and accurate copies of all other Tax Returns of TenTV, together with all related examination reports and statements of deficiency for all periods from and after incorporation. There is no pending material dispute or claim concerning any Tax liability claimed or raised by any Tax Authority in writing and no director, officer or employee responsible for Tax matters of TenTV has received a communication from any Tax Authority, whether written or oral, indicating that Target is or may be subject to an audit, inquiry or other proceeding. No claim has been made by an authority in a jurisdiction where Tax Returns are not filed that a material amount of Taxes may be due in that jurisdiction or that Tax Returns may be required. TenTV is not currently the beneficiary of any extension of time within which to file any Tax Return. TenTV has not waived or extended any statute of limitations on the assessment of Taxes which is currently in effect. TenTV has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

      (e) TenTV has not been nor will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

      (f) TenTV has not ever been a member of a consolidated, combined, unitary or aggregate group of which TenTV was not the ultimate or common parent corporation. TenTV does not have any liability for the Taxes of any other person or entity under Treasury Regulation Section 1.1502-6, any comparable provision of local, state or foreign Tax laws, as a transferee or successor, by contract, or otherwise. TenTV is not and has never been a party to any Tax sharing or allocation agreement.

      (g) TenTV is not obligated to make any payment which would be an “excess parachute payment” within the meaning of Section 280G of the Code. TenTV is not a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of its assets is subject to an election under Section 341(f) of the Code. TenTV is not and has not been during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      2.10     Title to Assets. TenTV has good and valid title to, or valid leasehold interest in, all material tangible assets and properties, real, personal and mixed, used or held for use in TenTV’s business as presently conducted and as presently proposed to be conducted. To the Knowledge of TenTV and subject to any warranty claims available to TenTV, each such material tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of TenTV (tangible or intangible) is subject to any TenTV Security Interest or any other encumbrances other than any encumbrances that may exist on leased office equipment.

      2.11 Real Property. TenTV does not own, and has never owned, any real property. Section 2.11 of the TenTV Disclosure Schedule lists the only real property leased by or subleased to TenTV ( the “TenTV Leased Property”). TenTV has delivered to Loudeye a complete and accurate copy of the lease (the “TenTV Lease”) for each TenTV Leased Property. Each TenTV Lease is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Neither TenTV nor to the Knowledge of TenTV, the other party to any TenTV Lease is in breach or violation of, or default under, any TenTV Lease, and no event has occurred, is pending or, to the Knowledge of TenTV, is threatened, that, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by TenTV or, to the Knowledge of TenTV, the other party to any TenTV Lease under such lease.

      2.12 Intellectual Property.

      (a) TenTV owns, is licensed or otherwise possesses legally enforceable rights to use all of its Intellectual Property (as defined below) that is required or necessary for the conduct of the business of TenTV as currently conducted, the absence of which, individually or in the aggregate, would have a TenTV MAE (collectively, the “TenTV Intellectual Property”). Each item of TenTV Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. TenTV has taken all reasonable measures in light of TenTV’s resources to protect the proprietary nature of each item of TenTV Intellectual Property. To the Actual Knowledge of TenTV, (a) no other person or entity has any rights to any of the TenTV Intellectual Property owned by TenTV (except pursuant to agreements or licenses specified in the TenTV Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the TenTV Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, and copyrightable works, and (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor. Section 2.12 of the TenTV Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark, trade name and domain name, registration or application therefor, software or copyrightable works owned by TenTV. TenTV (i) is the sole and exclusive owner of, with right, title and intent in and to (free and clear of any TenTV Security Interest and any other encumbrances), the TenTV Intellectual Property or (ii) is a licensee of the TenTV Intellectual Property under valid and binding license agreements listed in Section 2.12 of the TenTV Disclosure Schedule.

      (b) To the Actual Knowledge of TenTV, none of the TenTV Intellectual Property infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the Actual Knowledge of TenTV, the TenTV Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by TenTV alleging any such infringement, violation or misappropriation. TenTV has provided to Loudeye complete and accurate copies of all written documentation in TenTV’s possession relating to (i) any such complaint, claim, notice or threat or (ii) claims or disputes known to TenTV concerning any TenTV Intellectual Property.

      (c) The TenTV Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which TenTV has licensed, distributed or otherwise granted any rights to any third party with respect to, any TenTV Intellectual Property.

      (d) The TenTV Disclosure Schedule identifies each item of TenTV Intellectual Property that is owned by a party other than TenTV, and the license or agreement pursuant to which TenTV uses it (excluding any license that does not cost more than $5,000 up to an aggregate of $15,000 and off-the-shelf software programs licensed by TenTV pursuant to “shrink wrap” licenses).

      (e) TenTV has not disclosed the source code for any of the software owned by it (the “TenTV Software”) to any person or entity, except pursuant to confidentiality agreements covering such disclosure, and TenTV has taken reasonable measures to prevent disclosure of such source code, other than as a consequence of conducting business on the Internet in the ordinary course.

      (f) The execution and delivery of this Agreement by TenTV and the consummation of the transactions contemplated hereby, will neither cause TenTV to be in violation or default under any license, sublicense or agreement listed in Section 2.12 of the TenTV Disclosure Schedule, excluding any license that does not cost more than $5,000 up to an aggregate of $15,000 and off-the-shelf software programs licensed by TenTV pursuant to “shrink wrap” licenses, or entitle any other party to any such license, sublicense or agreement to terminate, charge additional fees or costs, or modify such license, sublicense or agreement.

      (g) All of the copyrightable materials owned by TenTV (including the TenTV Software) have been created by employees of TenTV or its predecessors within the scope of their employment by TenTV or its predecessors or by independent contractors of TenTV who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to TenTV. No portion of such copyrightable materials was jointly developed with any third party.

      2.13 Contracts.

      (a) The TenTV Disclosure Schedule lists the following agreements (written or, to the Knowledge of TenTV, oral) to which TenTV is a party:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) that calls for performance over a period of more than ninety (90) days, or (B) in which TenTV has granted reseller, cosale, referral or any similar rights, manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement establishing a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money (including capitalized lease obligations) or under which it has imposed (or may impose) a TenTV Security Interest on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or noncompetition, other than customary nondisclosure agreements entered into in the Ordinary Course of Business of TenTV;

(vi) any employment or consulting agreement;

(vii) any agreement involving any officer, director or stockholder of TenTV or any other affiliate (an “Affiliate”), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of TenTV;

(viii) any agreement that contains any provisions requiring TenTV to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

(ix) any other agreement (or group of related agreements) not entered into in the Ordinary Course of Business of TenTV and that cannot be terminated within 30 days, which termination would cause TenTV to be obligated to pay any monetary damages;

      (b) TenTV has delivered to Loudeye, or provided Loudeye access to, a complete and accurate copy of each agreement listed in Sections 2.12 and 2.13 of the TenTV Disclosure Schedule. With respect to each agreement so listed that is material to the current operation of TenTV’s business: (i) the agreement is legal, valid, binding, and, to the Knowledge of TenTV, enforceable, and in full force and effect; (ii) the Merger and/or the transactions contemplated hereby will not cause the agreement to be illegal, invalid, non-binding and/or unenforceable immediately following the Closing on the same terms thereof as in effect immediately prior to the Closing; and (iii) neither TenTV nor, to the Knowledge of TenTV, any other party is in material breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the Knowledge of TenTV, is threatened, that, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by TenTV or, to the Knowledge of TenTV, any other party under such contract.

      2.14 Accounts Receivable. All accounts receivable of TenTV reflected on the TenTV Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims, have arisen in the Ordinary Course of Business of TenTV and, to the Knowledge of TenTV, are current and collectible (within a reasonable period of time after the date on which they first became due and payable), net of the applicable reserve for bad debts on the TenTV Most Recent Balance Sheet.

      2.15 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of TenTV.

      2.16 Insurance.     Section 2.16 of the TenTV Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which TenTV is a party. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. To the Knowledge of TenTV, all premiums due and payable under all such policies have been paid, TenTV may not be liable for retroactive premiums, and TenTV is otherwise in compliance in all material respects with the terms of such policies. To the Knowledge of TenTV there has been no threatened termination of, or material premium increase with respect to, any such policy, other than any increases affecting the insurance industry as a whole.

      2.17 Litigation.     There is no action, suit, proceeding, claim, arbitration or investigation (an “TenTV Legal Proceeding”) that is pending or, to the Knowledge of TenTV, has been threatened against TenTV or questioning the validity of the transactions contemplated by this Agreement. To the Knowledge of TenTV, there is no basis for any such TenTV Legal Proceeding that, if determined adversely to TenTV, would have a TenTV MAE, except as set forth in a writing delivered to Loudeye at Closing.

      2.18 Warranties.     No product or service manufactured, sold, leased, licensed or delivered by TenTV is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of TenTV, and (ii) manufacturers’ warranties for which TenTV has no liability.

      2.19 Employees.

      (a)     Section 2.19 of the TenTV Disclosure Schedule contains a list of all employees of TenTV along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with TenTV, a form of which has previously been delivered to Loudeye or access has been offered to Loudeye. Section 2.19 of the TenTV Disclosure Schedule contains a list of each employee of TenTV, who is a party to a non-competition agreement or an employment agreement with TenTV, and copies of such agreements have previously been delivered to Loudeye. To the Knowledge of TenTV, no key employee listed in Section 2.19(a) of the TenTV Disclosure Schedule has any plans to terminate employment with TenTV before or as a result of the Merger.

      (b)     TenTV is not a party to or bound by any collective bargaining agreement, nor has TenTV experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. TenTV has no Knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to its employees.

      (c)     TenTV has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, and the withholding and payment of social security and other taxes. There is no investigation of TenTV’s employment policies or practices by any governmental or regulatory authority pending or to the Knowledge of TenTV, threatened.

      2.20 Employee Benefits.

      (a)     For purposes of this Agreement, the following terms shall have the following meanings:

(i) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(ii) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement providing for direct or indirect compensa-

tion, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation (other than normal base salary amounts) or post-retirement compensation.

(iii) “TenTV ERISA Affiliate” means any entity that is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (D) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included TenTV.

      (b)     Section 2.20 of the TenTV Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by TenTV or any TenTV ERISA Affiliate since January 1, 1996. Complete and accurate copies of (i) all existing Employee Benefit Plans that have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to Loudeye. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of TenTV and the TenTV ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. TenTV, each TenTV ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code, and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

      (c)     There are no TenTV Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

      (d)     All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would be reasonably expected to adversely affect its qualification. Each Employee Benefit Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

      (e)     Neither TenTV nor any TenTV ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

      (f)     At no time has TenTV or any TenTV ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

      (g)     There are no obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of TenTV (or to any beneficiary of any such employee), that either have not been funded (including through the purchase of insurance), or that will not be funded within the periods required by ERISA or the Code, including retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan that is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

      (h)     No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by TenTV or any TenTV ERISA Affiliate that would subject TenTV or any TenTV ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

      (i)     No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

      (j)     Each Employee Benefit Plan is amendable and terminable unilaterally by TenTV at any time without liability (except to the extent ERISA or the Code imposes full funding or vesting requirements upon such amendment or termination) to TenTV as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits TenTV from amending or terminating any such Employee Benefit Plan, except that such Employee Benefit Plans may prohibit TenTV from amending or terminating the Employee Benefit Plans in a manner that adversely affects or harms employees and participants.

      (k) Except for any arrangements or agreements to which Loudeye is or will be made a party, the TenTV Disclosure Schedule discloses each:

(i) agreement with any stockholder, director, executive officer or other key employee of TenTV (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving TenTV of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee;

(ii) agreement, plan or arrangement under which any person may receive payments from TenTV that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and

(iii) agreement or plan binding TenTV, including any stock option plan, stock appreciation right plan, restricted Option Plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      (l) The TenTV Employee Handbook (a copy of which has been made available to Loudeye) sets forth the policies of TenTV with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of October 31, 2002.

      (m) Each unvested TenTV Stock Option shall accelerate upon Closing and all TenTV Stock Options that remain unexercised shall expire ninety (90) days after Closing.

      2.21 Environmental Matters. TenTV has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a TenTV MAE. There is no pending or, to the Knowledge of TenTV, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving TenTV, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a TenTV MAE. For purposes of this Agreement, “Environmental Law” means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to: (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

      2.22 Legal Compliance. TenTV is, and the conduct and operations of its business is, in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a TenTV MAE.

      2.23 Customers and Suppliers. Section 2.23 of the TenTV Disclosure Schedule sets forth a list of (a) each customer that accounted for more than five percent (5%) of the revenues of TenTV during the last full fiscal year and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to TenTV. No such customer or supplier has informed TenTV in writing or in a definitive verbal communication within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to TenTV. No unfilled customer order or commitment obligating TenTV to process, manufacture or deliver products or perform services will result in a loss to TenTV, upon completion of performance.

      2.24 Permits. The TenTV Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“TenTV Permits”) issued to or held by TenTV. Such listed TenTV Permits are the only TenTV Permits that are required for TenTV to conduct its business as presently conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a TenTV MAE. Each such TenTV Permit is in full force and effect and, to the Knowledge of TenTV, no suspension or cancellation of such TenTV Permit is threatened and there is no basis for believing that such TenTV Permit will not be renewable upon expiration.

      2.25 Certain Business Relationships With Affiliates. No Affiliate of TenTV (a) owns any property or right, tangible or intangible, that is used in the business of TenTV, or (b) owes any money to, or is owed any money by, TenTV. The TenTV Disclosure Schedule describes any transactions between TenTV and any Affiliate thereof that have occurred or existed since December 31, 1999.

      2.26 Brokers’ Fees. TenTV has not retained any broker in connection with the transactions contemplated hereunder. Loudeye has, and will have, no obligation to pay any broker’s, finder’s investment banker’s, financial advisor’s or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of TenTV. TenTV is not obligated to pay any finders, brokers, investment or change of control fees (other than to employees in connection with their employment arrangements).

      2.27 Books and Records. The minute book and other similar records of TenTV contain complete and accurate records of all material actions taken at any meetings of TenTV’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

      2.28 Disclosure. No representation or warranty by TenTV contained in this Agreement, and no statement contained in the TenTV Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of TenTV delivered at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. To the Actual Knowledge of TenTV, TenTV has disclosed to Loudeye all material information specific to TenTV relating to the business of TenTV and the transactions contemplated by this Agreement. TenTV makes no representations or warranties other than those contained in this Agreement or the TenTV Disclosure Schedule.

      2.29 TenTV Stockholders’ Representative. TenTV and the Approving TenTV Stockholders have designated Crest Communications Holdings LLC (or its designated Affiliate) as its representative (the “TenTV Stockholders’ Representative”). The TenTV Stockholders’ Representative has full power and authority to represent, act for and bind the Approving TenTV Stockholders on all matters requiring such representation and action under this Agreement and the Escrow Agreement, and the transactions contemplated hereby and thereby.

      2.30 Reverse Stock Split; Short Form Merger. TenTV had all requisite corporate power and authority to undertake, and satisfied all requirements of applicable law in connection with, all corporate actions and transactions undertaken by it prior to the date hereof, including without limitation the reverse stock split consummated by TenTV on November 19, 2002 and the Merger pursuant to Section 251 of the D.G.C.L. dated November 19, 2002.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF LOUDEYE AND MERGER SUBSIDIARY

      Each of Loudeye and Merger Subsidiary represents and warrants to TenTV as of the date hereof, except as set forth in Loudeye’s disclosure schedule furnished to TenTV which Disclosure Schedule specifically identifies the relevant Section hereof or otherwise reasonably permits the identification of the relevant section, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

      3.1 Organization, Qualification and Corporate Power. Loudeye is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of Delaware and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Loudeye is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Loudeye MAE (as defined below). Loudeye has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Loudeye has furnished to TenTV complete and accurate copies of its Certificate of Incorporation and Bylaws. Loudeye is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. For purposes of this Agreement, “Loudeye MAE” means a material adverse effect on the assets, business, financial condition, results of operations or future prospects of Loudeye but shall not include a material adverse effect or development arising out of, related to or otherwise by virtue of changes in the economy generally or a decline in the market price of Loudeye’s securities in the capital markets.

      3.2 Valid Issuance of Loudeye Common Stock. The Merger Shares and the Loudeye Common Stock into which the Merger Notes are convertible will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations of TenTV herein and of the TenTV’s Stockholders in the Investor Representation Statements (as defined herein), shall be issued in compliance with all applicable federal and state securities laws.

      3.3 Authorization of Merger. Each of Loudeye and Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Loudeye and Merger Subsidiary of this Agreement and the consummation by Loudeye and Merger Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Loudeye and Merger Subsidiary. Without limiting the generality of the foregoing:

(a) the Board of Directors of Loudeye, at a meeting duly called and held or by written consent, unanimously (i) determined that the Merger is fair and in the best interests of Loudeye and its stockholders, and (ii) adopted this Agreement in accordance with the provisions of the DGCL;

(b) this Agreement has been duly and validly executed and delivered by Loudeye and constitutes a valid and binding obligation of Loudeye, enforceable against Loudeye in accordance with its terms;

(c) none of the execution of this Agreement by Loudeye or Merger Subsidiary or of any other Transaction Documents to which Loudeye or Merger Subsidiary is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, and (ii) based in part upon the representations of the stockholders of TenTV immediately preceding the Closing (the “TenTV Stockholders”) in the Investor Representation Statements such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, which may be made or obtained after the Closing.

      3.4 Noncontravention. Except for (i) the filing of the Certificate of Merger as required by the DGCL, (ii) any filings required under the Federal Securities Laws, (iii) any filings required under State Blue Sky laws, (iv) notification filings required by NASDAQ, and (v) the third party consents required and set forth in Section 3.4 of the Loudeye Disclosure Schedule, neither the execution and delivery by Loudeye of this Agreement nor the consummation by Loudeye and the Merger Subsidiary of the transactions contemplated hereby will:

(a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Loudeye or the Merger Subsidiary;

(b) require on the part of Loudeye or the Merger Subsidiary any filing with, or any permit, authorization, consent or approval of any Governmental Entity;

(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which Loudeye or the Merger Subsidiary is a party or by which Loudeye or the Merger Subsidiary is bound or to which any of its assets is subject, which would have a Loudeye MAE;

(d) violate any order, writ, injunction or decree applicable to Loudeye or the Merger Subsidiary or any of its properties or assets; or

(e) violate any statute, rule or regulation applicable to Loudeye or the Merger Subsidiary or any of its properties or assets which violation would have a Loudeye MAE.

      3.5 SEC Filings; Financial Statements.

      (a) Loudeye has timely filed with the Securities and Exchange Commission (the “SEC”) and made available to TenTV or its representatives all forms, reports and documents, filed by Loudeye with the SEC since December 22, 1999 (the “Loudeye SEC Reports”) except for those SEC Reports the absence of which would not have a Loudeye MAE. The Loudeye SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements under the Securities Act, and (ii) did not at the time they were filed (or if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Loudeye SEC Report or necessary in order to make the statements in such Loudeye SEC Report, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the financial statements (including, in each case, any related notes) contained in the Loudeye SEC Reports (i) complied as to form in all material respects with applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated position of Loudeye as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and (iv) are consistent with the books and records of Loudeye.

      3.6 Litigation. For purposes of this Article III, the “Actual Knowledge of Loudeye” or any phrase of similar import shall be deemed to refer to the actual knowledge of any executive officer or director of Loudeye. For purposes of this Article III, the “Knowledge of Loudeye” or any phrase of similar import shall be deemed to refer to the actual knowledge of any executive officer or director of Loudeye or information that such executive officer or director should know in light of his position with Loudeye.

      There is no action, suit, proceeding, claim, arbitration or investigation (a “Loudeye Legal Proceeding”) that is pending or, to the Actual Knowledge of Loudeye, has been threatened against Loudeye or questioning the validity of the transactions contemplated by this Agreement, which was not included in the most recent Loudeye SEC Reports, or that if determined adversely to Loudeye would have a Loudeye MAE, except as set forth in a writing delivered to TenTV at Closing.

      3.7 Legal Compliance. Loudeye is, and the conduct and operations of its business is, in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Loudeye MAE.

      3.8 Brokers’ Fees. Loudeye has not retained any broker in connection with the transactions contemplated by this Agreement.

      3.9 Interim Operations of Merger Subsidiary. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement. The Merger Subsidiary has no liabilities of any kind contingent or otherwise.

      3.10 No Vote Required By NASD. The transactions contemplated under this Agreement do not and will not, with or without the passage of time, unless and only to the extent that Loudeye elects to redeem the Merger Notes in exchange for Loudeye Common Stock, require a vote of the Loudeye common stockholders.

      3.11 Undisclosed Liabilities. To the Actual Knowledge of Loudeye, Loudeye does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), that would be required to be reflected on a balance sheet or otherwise in financial statements and notes thereto prepared in accordance with GAAP, except for (i) liabilities shown or reserved against on the balance sheet or in the related notes to consolidated financial statements included in Loudeye’s Annual Report on Form 10-K for the year ended December 31, 2001, (ii) liabilities disclosed in the Loudeye SEC Reports filed subsequent to such Annual Report on Form 10-K, (iii) liabilities that have arisen subsequent to such Annual Report on Form 10-K in the Ordinary Course of Business of Loudeye, or (iv) contractual and other liabilities incurred in the Ordinary Course of Business that are not required by GAAP to be reflected on a balance sheet which would have a Loudeye MAE. Since Loudeye’s most recent SEC Report, Loudeye has not granted a security interest that would constitute a default under Section 3(i) of the Merger Notes.

      3.12 Disclosure. No representation or warranty by Loudeye or the Merger Subsidiary contained in this Agreement, and no statement contained in the Loudeye Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Loudeye or the Merger Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Loudeye and the Merger

Subsidiary make no representations or warranties other than those contained in this Agreement or the Loudeye Disclosure Schedule.

      3.13 [Reserved]

      3.14 Covenants of Loudeye.

      (a) The benefits provided to the employees of TenTV immediately following the Effective Time shall be substantially similar to the benefits provided to such employees immediately prior to the Effective Time.

      (b) The Surviving Corporation or a successor entity and Loudeye will indemnify the persons who served as officers and directors of TenTV immediately prior to the Effective Time to the extent of the indemnification provided to such officers and directors under TenTV’s charter and bylaws in force immediately prior to the Effective Time for a period of three (3) years.

      (c) Loudeye shall cause to be paid the premium cost to provide directors’ and officers’ liability insurance and indemnification policies to be maintained for a period of one (1) year from the expiration of TenTV’s current policy term to the extent that such policy provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) for all persons who are directors and officers of TenTV on the date of this Agreement. Loudeye will not take any action to modify or cancel such D&O Insurance. Loudeye shall have no obligation to procure such D&O Insurance, but shall cooperate with the designee of the officer and directors of TenTV immediately preceding the Effective Time to assist it to procure such D&O Insurance.

      (d) As of the Effective Time, the Merger Shares will represent at least 19.9% of the outstanding Loudeye Common Stock determined immediately preceding the Effective Time.

      (e) Upon Closing, Loudeye’s Board of Directors (the “Board”) shall appoint (i) a Class II Director to the Board designated by the TenTV Stockholders’ Representative, and (ii) one individual designated by the TenTV Stockholders’ Representative who will possess observer rights with respect to regular and special meetings of the Board. Subject to any written agreement between the TenTV Stockholders’ Representative and Loudeye and to a vote of the Loudeye stockholders to the contrary, such Class II Director shall serve until the TenTV Stockholders hold, in the aggregate, less than Ten Percent (10%) of the issued and outstanding Loudeye Common Stock, but in any event no sooner than December 31, 2003 and no later than December 31, 2004. Such observer rights will be limited to regular or special meetings of the Board but will not extend to Executive sessions or meetings of committees of the Board. Subject to the contrary vote of the Loudeye stockholders, the Board shall not take any action to remove such Class II Director or to revoke such observer rights.

ARTICLE IV

DELIVERIES AT CLOSING

      4.1 Deliveries by TenTV.

      At the Closing, TenTV shall deliver or cause to be delivered to Loudeye unless waived in writing by Loudeye:

(a) Evidence that the warrants held by (i) Crest Communication Partners II, L.P.; (ii) Crest Communications Holdings LLC; (iii) Charles Schwab & Co. f/b/o Kurt R. Krauss, IRA; (iv) Cooke LLC; and (v) Michael H. Acheson Trust UTA 5-7-73, Bank of NY, Trustee were converted into TenTV Common Stock or terminated and canceled prior to Closing;

(b) A completed and executed Investor Representation Statement, in the form annexed hereto as Exhibit B (the “Investor Representation Statement”) from each TenTV Stockholder for the purpose of confirming the availability of an exemption from registration under the Securities Act for the issuance by Loudeye of shares of Loudeye Common Stock pursuant to this Agreement and the transactions contemplated hereby;

(c) All third party consents or approvals required by TenTV’s contracts, agreements, law or other obligations in connection with the consummation of the transactions contemplated by this Agreement;

(d) A written resignation from each member of the TenTV Board of Directors and from each officer of TenTV, effective at the Effective Time;

(e) [reserved];

(f) An executed counterpart by each of the persons referenced in a side letter to be delivered at the signing of this Agreement to certain separation and employment agreements attached to said side letters;

(g) [reserved];

(h) TenTV shall have delivered to Loudeye and the Merger Subsidiary a certificate (the “TenTV Certificate”) in the form of Exhibit C attached hereto to the effect that (i) TenTV has terminated or converted all Derivative Securities into TenTV Common Stock other than those set forth on Schedule 1.5 to the TenTV Disclosure Schedule; (ii) this Agreement, the Merger and all the other documents to be delivered hereunder will have been duly and validly approved and adopted, as required by applicable law, by TenTV’s Board of Directors, and (iii) the valid and affirmative vote of not less than eighty-five (85%) of the outstanding shares of TenTV’s capital stock entitled to vote thereon has been obtained and no more than fifteen percent (15%) of the shares of TenTV’s capital stock shall be eligible to exercise any dissenter’s appraisal rights under the DGCL with respect to the Merger;

(i) Loudeye shall have received a certificate of TenTV’s Secretary in the form of Exhibit D attached hereto, certifying as of the Closing Date (i) a true and complete copy of the Certificate of Incorporation of TenTV certified as of a recent date by the Secretary of State of Delaware and the Bylaws of TenTV, (ii) a certificate of each appropriate Secretary of State certifying the good standing of TenTV in its state of incorporation and all states in which it qualified to do business, (iii) a true and complete copy of the resolutions of the Board of Directors of TenTV and the resolutions of the TenTV Common Stockholders, each authorizing the execution, delivery and performance of this Agreement by TenTV and (iv) incumbency matters;

(j) An opinion of TenTV’s legal counsel in the form of Exhibit E hereto;

(k) Class II Director Resignation in the form of Exhibit F annexed hereto;

(l) Evidence that the TenTV Stockholders’ Representative has been duly authorized to act on behalf of the Approving TenTV Stockholders which authorization shall continue in full force and effect until all Claims and/or Third party Claims have been fully and finally satisfied;

(m) A written statement of the items contemplated in Section 2.17; and

(n) Such other documentation as shall be reasonably requested by Loudeye to effect the transactions contemplated by this Agreement.

4.2	Deliveries by Loudeye.

      At the Closing, Loudeye shall deliver or cause to be delivered to TenTV:

(a) An executed counterpart of that certain Registration Rights Agreement in the form annexed hereto as Exhibit G;

(b) An executed counterpart by Loudeye in favor of each employee set forth in the side letter agreement referenced in Section 4.1(g) to the agreements attached thereto;

(c) [reserved];

(d) All third party consents or approvals required by Loudeye’s agreements, law or other obligations in connection with the consummation of the transactions contemplated by this Agreement;

(e) Loudeye and the Merger Subsidiary shall have delivered to TenTV a certificate (the “Loudeye Certificate”) in the form of Exhibit H attached hereto to the effect that this Agreement, the Merger and all the other documents to be delivered hereunder will have been duly and validly approved and adopted, as required by applicable law, by the Board of Directors of Loudeye and the Merger Subsidiary;

(f) Evidence that the TenTV Stockholders’ Representative has the right to appoint a Class II member to the Loudeye Board of Directors;

(g) An opinion of Loudeye’s legal counsel in the form of Exhibit I hereto;

(h) A written statement of the items contemplated in Section 3.6; and

(i) Such other documentation as shall be reasonably requested by TenTV to effect the transactions contemplated by this Agreement.

ARTICLE V

Indemnification

      5.1 Indemnification.

      (a) From and after the Effective Time and subject to the limitations and time periods contained in this Article V, the TenTV Stockholders, severally and not jointly, pro rata based on relative ownership of TenTV Common Stock immediately prior to the Effective Time, will indemnify Loudeye, Loudeye’s current and future affiliates, including without limitation the Surviving Corporation, the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such entities and the respective successors and assigns of such entities (collectively, the “Loudeye Indemnified Parties”) and hold the Loudeye Indemnified Parties harmless from and against any loss, expense, liability or other damage, including reasonable attorneys’ fees actually suffered or incurred by the Loudeye Indemnified Parties (collectively “Damages”), to the extent of the amount of such Damages that the Loudeye Indemnified Parties have incurred by reason of a breach by TenTV of any representation, warranty, covenant or agreement contained in this Agreement or by reason of a breach by any stockholder of TenTV or any covenant or agreement of any stockholder of TenTV contained in this Agreement.

      (b) The TenTV Stockholders’ indemnification obligations under this Article V shall not exceed the Merger Consideration, not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00). Loudeye’s right to indemnification shall be limited to the Merger Notes, Merger Shares and the consideration for which the Merger Notes are redeemable.

      (c) From and after the Effective Time and subject to the limitations and time periods contained in this Article V, Loudeye will indemnify the TenTV Stockholders, the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such entities and the respective successors and assigns of such entities (collectively, the “TenTV Indemnified Parties”) and hold the TenTV Indemnified Parties harmless from and against any loss, expense, liability or other damage, including reasonable attorneys’ fees actually suffered or incurred by the TenTV Indemnified Parties (collectively “TenTV Damages”), to the extent of the amount of such TenTV Damages that the TenTV Indemnified Parties have incurred by reason of a breach by Loudeye of any representation, warranty, covenant or agreement contained in this Agreement or by reason of a breach by any stockholder of Loudeye or any covenant or agreement of any stockholder of Loudeye contained in this Agreement. Loudeye’s indemnification obligations under this Article V shall not exceed the Merger Consideration, not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00).

      5.2     Loudeye’s Right of Set-Off; Notice Procedures.

      (a) For purposes of satisfying the TenTV’s Stockholders’ obligations set forth in Article V, until December 31, 2003, Loudeye shall, subject to the terms of this Section 5.2, have the right to assert a claim for set-off against the Merger Notes, or the securities into which the Merger Notes are convertible, on a pro rata basis, the amount of any Damages, in the manner and to the extent set forth herein and in the Merger Notes.

      (b) As permitted herein, Loudeye may give written notice (“Notice”) to the TenTV Stockholders’ Representative and the Escrow Agent specifying in good faith and reasonable detail the nature and dollar amount of any Claim or Third Party Claim for Damages, including any reasonably anticipated Damages giving consideration to the nature and complexity of the Claim or Third Party Claim, it may have under Article V, and state therein the aggregate amount of the Merger Notes, or the securities into which the Merger Notes are convertible, that may be set-off in satisfaction of such Claim or Third Party Claim. Any Notice shall be given within thirty (30) days following receipt by Loudeye of the facts giving rise to such Claim or Third Party Claim. Loudeye may make more than one Claim or Third Party Claim with respect to any underlying statement of facts. If the TenTV Stockholders’ Representative gives written notice to Loudeye and the Escrow Agent stating that it disputes the Claim or Third Party Claim and sets forth with reasonable detail the basis of such dispute (a “Counter-Notice”) within thirty (30) days following receipt of the Notice regarding such Claim or Third Party Claim, then the Escrow Agent shall have no obligation to make payment in connection with the amount of the Claim or Third Party Claim until such time as the Claim or Third Party Claim is resolved as provided herein. If no Counter-Notice is received by Loudeye and the Escrow Agent within such thirty (30) days, then the dollar amount of the Claim or Third Party Claim set forth by Loudeye in its Notice shall be deemed established for purposes of this Agreement and the Merger Notes.

      (c) If a Counter-Notice is given with respect to a Claim or Third Party Claim within the required thirty (30) day period, then the Principal Amount of the Merger Notes shall be determined only in accordance with: (i) joint written instructions of Loudeye and the TenTV Stockholders’ Representative; or (ii) a final determination from a court of competent jurisdiction regarding payment of any Claim or Third Party Claim.

      (d) The parties agree to treat all payments and set-off amounts resulting from the application of this Article V as adjustments to the purchase price paid for the TenTV Common Stock in the Merger, and the parties will not take any position inconsistent with such treatment on any Tax Return.

      5.3     Damage Limitations.

      (a) (i) Notwithstanding anything contained in the Agreement to the contrary, the TenTV Stockholders shall have no liability under this Article V, and Loudeye may not deduct any amounts for Damages from the Merger Notes and/or the Merger Shares, unless and until the aggregate amount of Loudeye’s Damages exceeds $50,000; provided, however, that once the aggregate amount of Loudeye’s Damages exceeds $50,000, Loudeye shall be entitled to deduct the full amount of Damages from the first dollar pro rata from the Merger Notes, and, if no Principal Amount or accrued interest is outstanding under the Merger Notes, the Merger Shares.

      (ii) Notwithstanding anything contained in the Agreement to the contrary, Loudeye shall have no liability under this Article V unless and until the aggregate amount of the TenTV Stockholders’ Damages exceeds $50,000; provided, however, that once the aggregate amount of the TenTV Stockholders’ Damages exceeds $50,000, the TenTV Stockholders’ shall be entitled to recover the full amount of Damages from the first dollar.

      (b) In order to collect the Damages, if any, to which the Loudeye Indemnified Parties are entitled to indemnification, (i) first, Loudeye shall set-off the amount of such Damages pro rata against the Merger Notes pursuant to Section 5.2, and (ii) if the amount of such Damages exceeds the value of the Merger Notes, Loudeye shall then set-off the remaining amount of such Damages pro rata against the Merger Shares (the value of such Merger Shares shall be the Closing Price (as appropriately adjusted for any stock split, stock dividend, reverse stock split or similar event)).

      (c) (i) Loudeye’s right to set-off and indemnification set forth in Sections 5.1 and 5.2 shall be Loudeye’s sole recourse with respect to any breach by TenTV of any representation, warranty, covenant or agreement contained in this Agreement or by reason of a breach by any TenTV Stockholder of any covenant or agreement of any TenTV Stockholder contained in this Agreement; provided however, that Loudeye’s right to indemnification will not be limited with respect to TenTV’s or any TenTV Stockholder’s fraudulent acts or omissions.

      (ii) The TenTV Stockholders’ right to indemnification set forth in Section 5.1 shall be the TenTV Stockholders’ sole recourse with respect to any breach by Loudeye or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement; provided however, that the TenTV Stockholders’ right to indemnification will not be limited with respect to Loudeye’s fraudulent acts or omissions.

      5.4     Indemnification Period.

      The indemnification period and right of set-off shall terminate in each case, at 5:00 p.m. Pacific Time on December 31, 2003 (the “Indemnification Period”).

      5.5     Indemnification Claims.

      (a)     Promptly after (i) receipt (and in any event within thirty (30) days after receipt) by Loudeye of notice from a third party of any matter (a “Third Party Claim”) that may give rise to a claim for indemnification under Article V, or (ii) becoming aware of any fact that would, if proven, give rise to a claim for indemnification by Loudeye (a “Claim”), Loudeye shall give Notice to the TenTV Stockholders’ Representative of such Claim or Third Party Claim, as applicable, which Notice shall include a description in reasonable detail of the facts constituting the basis for such Claim or Third Party Claim, as applicable, and the amount of the claimed Damages; provided that the delay or failure to furnish Notice will not relieve the TenTV Stockholders of any liability that they may have to Loudeye, except to the extent that the TenTV Stockholders’ Representative demonstrates that the defense of such action is materially prejudiced by such delay or failure to give such Notice (in which case the TenTV Stockholders shall not have any liability incurred as a result of the delay). The TenTV Stockholders’ Representative shall be the designated representative of the TenTV Stockholders and timely written notice to the TenTV Stockholders’ Representative shall be deemed sufficient notice to all TenTV Stockholders under this Agreement.

      (b) The TenTV Stockholders’ Representative will be entitled to participate in the defense of any Third Party Claim and, to the extent that it wishes (unless the TenTV Stockholders’ Representative fails to provide reasonable assurance to Loudeye of its financial capacity to defend the Third Party Claim and provide indemnification with respect to such Third Party Claim), to assume and conduct the defense of such Third Party Claim with counsel of its choice reasonably satisfactory to Loudeye and, after notice from the TenTV Stockholders’ Representative to Loudeye of its election to assume the defense of such Third Party Claim, the TenTV Stockholders’ Representative will not be liable to Loudeye under this Article V for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by Loudeye in connection with the defense of such Third Party Claim. If the TenTV Stockholders’ Representative assumes the defense of a Third Party Claim, (i) no compromise or settlement of such Third Party Claim may be effected by the TenTV Stockholders’ Representative without Loudeye’s prior written consent (not to be unreasonably withheld) unless the sole relief provided is monetary damages, and (ii) Loudeye will have no liability with respect to any compromise or settlement of such Third Party Claim effected without its prior written consent (not to be unreasonably withheld).

      (c) Notwithstanding the foregoing, if the Third Party Claim is brought by a then current customer, vendor or partner of Loudeye or Surviving Corporation, and Loudeye determines in good faith that there is a reasonable probability that a Third Party Claim for which it is entitled to indemnification under Article V would adversely affect it or its affiliates, other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, Loudeye shall, by notice to the TenTV Stockholders’ Representative within thirty (30) days following the date Loudeye is first notified of such Third Party Claim, have the exclusive right to compromise or settle such claim for a period of 90 days following the date Loudeye is first notified of the Third Party Claim; provided that the TenTV Stockholders shall have no liability with respect to any compromise or settlement of such Third Party Claim effected without its prior written consent, which consent may not be unreasonably withheld or delayed. For the purposes of this Section 5.5(c), it shall not be deemed to be reasonable for the TenTV Stockholders’ Representative to withhold or delay consent principally because the compromise or settlement may result in a reduction of the Principal Amount of the Merger Notes.

      5.6     TenTV Stockholders’ Representative

      (a) The TenTV Stockholders’ Representative, and any successor or successors, shall act as the representative of the TenTV Stockholders that approve the transactions contemplated herein and the appointment of the TenTV Stockholders’ Representative (the “Approving TenTV Stockholders”), shall be authorized to act on behalf of the Approving TenTV Stockholders and to take any and all actions required or permitted to be taken by the Approving TenTV Stockholders’ Representative under this Agreement, with respect to any Claims or Third Party Claims (including the settlement thereof) made by or against TenTV and/or the TenTV Stockholders for indemnification pursuant to this Article V of the Agreement; provided that any TenTV Stockholder may become an Approving TenTV Stockholder by furnishing written notice to the TenTV Stockholders’ Representative at any time. The Approving TenTV Stockholders shall be bound by all actions taken by the TenTV Stockholders’ Representative in its capacity thereof. The TenTV Stockholders’ Representative shall promptly, and in any event within five (5) business days, provide written notice to the Approving TenTV Stockholders of any action taken on their behalf by the TenTV Stockholders’ Representative pursuant to the authority delegated to the TenTV Stockholders’ Representative under this Section 5.6. The TenTV Stockholders’ Representative shall at all times act in his or her capacity as TenTV Stockholders’ Representative in a manner that the TenTV Stockholders’ Representative believes to be in the best interest of the Approving TenTV Stockholders. Neither the TenTV Stockholders’ Representative, nor any of its directors, officers, agents or employees, if applicable, shall be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The TenTV Stockholders’ Representative may consult with legal counsel, independent public accountants and other experts selected by him or her and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. The TenTV Stockholders’ Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement. As to any matters not expressly provided for in this Agreement, the TenTV Stockholders’ Representative shall not be required to exercise any discretion or take any action. Each Approving TenTV Stockholder severally shall indemnify and hold harmless the TenTV Stockholders’ Representative from and against such Approving TenTV Stockholder’s pro rata share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the TenTV Stockholders’ Representative arising out of or resulting from any action taken or omitted to be taken by the TenTV Stockholders’ Representative under this Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the TenTV Stockholders’ Representative’s gross negligence, bad faith or willful misconduct. Loudeye shall reimburse the TenTV Stockholders’ Representative for all costs, fees and expenses incurred by the TenTV Stockholders’ Representative in connection with the actions required to be taken by the TenTV Stockholders’ Representative on behalf of the Approving TenTV Stockholders pursuant to this Agreement; provided that such costs, fees and expenses shall not exceed twenty-five thousand dollars ($25,000.00) in the aggregate (“TenTV Stockholders’ Representative Expense”). Each Approving TenTV Stockholder and Loudeye agrees that the TenTV Stockholders Representative shall be entitled to seek fees, costs and expenses against the Escrow Fund to the extent that same are incurred in excess of twenty-five thousand dollars ($25,000.00) (the “Excess TenTV Stockholders’ Representative Expense”), provided that such fees, costs and expenses may be paid only after any and all Damages incurred, including any reasonably anticipated Damages giving consideration to the nature and complexity of the Claim or Third Party Claim, of Loudeye have been fully satisfied.

      (b) Notwithstanding anything to the contrary herein, (i) the TenTV Stockholders’ Representative is not authorized to, and shall not, accept on behalf of any TenTV Stockholder any merger consideration to which such TenTV Stockholder is entitled under this Agreement and (ii) the TenTV Stockholders’ Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of Loudeye or TenTV now or hereafter owned of record or beneficially by any TenTV Stockholder unless the TenTV Stockholders’ Representative is expressly authorized to do so in a writing signed by such TenTV Stockholder. In all matters relating to this Article V, the TenTV Stockholders’ Representative shall be the only party entitled to assert the rights of the Approving TenTV Stockholders, and the TenTV Stockholders’ Representative shall perform all of the obligations of the Approving TenTV Stockholders hereunder.

      (c) In the event of resignation, liquidation, dissolution or winding up of or assignment by Crest Communications Holdings LLC (or its designated Affiliate), a majority in voting power of the Approving

TenTV Stockholders shall elect a successor TenTV Stockholders’ Representative who shall have all of the rights, powers, and duties of the TenTV Stockholders’ Representative set out herein.

ARTICLE VI

DEFINITIONS

      6.1 Definitions. For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term	Section

Adjusted Working Capital	2.6
Affiliate	2.13(vii)
Approving TenTV Stockholders	5.6(a)
CERCLA	2.21
Certificates	1.5(h)
Certificate	1.6(c)
Certificate of Merger	1.2
Claim	5.5(a)
Closing	1.2
Closing Date	1.2
Code	2.9(e)
Counter Notice	5.2(b)
Damages	5.1(a)
Derivatives Securities	1.5(e)
DGCL	Recital
Dissenting Shares	1.8(a)
Effective Time	1.2
Employee Benefit Plan	2.20(a)(ii)
Environmental Law	2.21
ERISA	2.20(a)(i)
Escrow Agent	1.5(a)
Exchange Act	2.13(vii)
Exchange Agent	1.6(a)
Exchange Ratio	1.5(a)
Governmental Entity	2.4(b)
GAAP	2.6
Indemnification Period	5.4
Investor Representation Statement	4.1(b)
Knowledge of TenTV	2.2
Knowledge of Loudeye	3.6
Loudeye	Introduction
Loudeye Certificate	4.2(e)
Loudeye Common Stock	1.5(a)
Loudeye Disclosure Schedule	1.4
Loudeye Indemnified Parties	5.1(a)
Loudeye Legal Proceeding	3.6

Defined Term	Section

Loudeye MAE	3.1
Loudeye SEC Reports	3.5
Merger	Recital
Merger Consideration	1.5(a)
Merger Notes	1.5(a)
Merger Notes Issuance Date	1.5(a)
Merger Shares	1.5(a)
Merger Subsidiary	Introduction
Multiemployer Plan	2.20(f)
Notice	5.2(b)
Ordinary course of Business of TenTV	2.4
Outstanding TenTV Common Stock	1.5(a)
Parties	Introduction
Party	Recital
Principal Amount	1.5(a)
Record Date	2.3(c)
SEC	3.5
Securities Act	1.10
Surviving Corporation	1.1
Tax	2.9(i)
Tax Authority	2.9(i)
Tax Return	2.9(ii)
TenTV	Introduction
TenTV Certificate	4.1(h)
TenTV Common Stock	1.5(a)
TenTV Common Stockholders	2.2
TenTV Damages	5.1(c)
TenTV Disclosure Schedule	Article II
TenTV ERISA Affiliate	2.20(a)(iii)
TenTV Indemnified Parties	5.1(c)
TenTV Intellectual Property	2.12(a)
TenTV Financial Statements	2.6
TenTV 2001 Financial Statements	2.6
TenTV Lease	2.11
TenTV Leased Property	2.11
TenTV Legal Proceeding	2.17
TenTV MAE	2.1
TenTV Most Recent Balance Sheet	2.6
TenTV Option Plan	1.5(c)(i)
TenTV Permits	2.24
TenTV Security Interest	2.4
TenTV Software	2.12(e)
TenTV Stockholders	3.3(c)
TenTV Stockholders’ Representative	2.29

Defined Term	Section

TenTV Stockholders’ Representative Expense	5.6
TenTV Stock Option	1.5(c)(i)
The Agreement	1.2
Third Party Claim	5.5(a)
This Agreement	Introduction
Voluntary Employee’s Beneficiary Association	2.20(i)

ARTICLE VII

MISCELLANEOUS

      7.1 No Third Party Beneficiaries. This Agreement shall not confer any rights, obligations or remedies upon any person other than the Parties, the TenTV Stockholders, the TenTV Stockholders’ Representative and their respective successors and permitted assigns; provided that, the provisions of Article V concerning indemnification and Section 3.14(b) and (c) concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

      7.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

      7.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties. Any attempted assignment of this Agreement in contravention of this Section 7.3 shall be null and void and of no force or effect.

      7.4 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

      7.5 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      7.6 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To Loudeye, TenTV and/or the Merger Subsidiary:	Loudeye Corp. 1130 Rainier Avenue South Seattle, WA 98144 Fax: (206) 832-4001 Attention: John T. Baker, IV and General Counsel

with a copy to:	Robinson & Cole LLP 695 East Main Street Stamford, CT 06904 Fax: (203) 462-7599 Attention: Eric J. Dale, Esq.

To the TenTV Stockholders’ Representative:	Crest Communications Holdings LLC 320 Park Avenue New York, NY 10022-6815 Attn: Jim Kuster

with a copy to:	R. Scott Beach Day, Berry & Howard LLP One East Putnam Avenue Greenwich, CT 06830 main: (203) 862-7824 fax: (203) 862-7801

      Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

      7.8 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided that Article V may not be amended without the prior written consent of the TenTV Stockholders’ Representative. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      7.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      7.10 Tax Treatment. For income tax purposes, the parties agree to treat the Merger as a taxable sale of the TenTV Common Stock by TenTV’s Stockholders to Loudeye.

      7.11 Construction.

      (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

      (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      7.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

      7.13 Confidentiality. Loudeye and TenTV recognize that they have received confidential information concerning the others during the course of the Merger negotiations and preparations. Accordingly, each of the parties hereto on behalf of themselves as well as their employees and agents (a) represents that it has not permitted the unauthorized disclosure of any confidential information concerning the other parties hereto that was disclosed during the course of such negotiations and preparations and was confidential at the time of disclosure, including without limitation the existence of the negotiations and preparations for the Merger and related transactions and (b) agrees to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of Loudeye under this Section 7.13 will terminate upon the Effective Time. Otherwise, the obligations under this Section 7.13 will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party, or (iv) is required to be disclosed by subpoena or by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

      7.14 Survival of Representations and Warranties and Covenants. The representations, warranties and covenants of the Parties contained herein shall survive the Closing until the expiration of the Indemnification Period.

      7.15 Expense. Except as otherwise provided in this Agreement, each of TenTV and Loudeye shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

Remainder of This Page Intentionally Left Blank

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of November 19, 2002.

LOUDEYE CORP.

By:

Name:	John T. Baker IV

Title:	Chairman and Chief Executive Officer

TENTV ACQUISITION CORP.

By:

Name:	John T. Baker IV

Title:	President

TT HOLDING CORP.

By:

Name:

Title:

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

ANNEX B

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(Note)

LOUDEYE CORP.

UNSECURED PROMISSORY NOTE

WITH EQUITY REDEMPTION OPTION

$(Amount)	November 19, 2002

      This Unsecured Promissory Note with Equity Redemption Option (this “Note”) is in the principal amount of «Written» AND 00/100 DOLLARS ($«Amount») (the “Principal Amount”). This Note is issued as one of a series of notes (the “Notes”) pursuant to, and entitled to all of the benefits appurtenant to, the terms and conditions of the Agreement and Plan of Reorganization (the “Merger Agreement”) dated November 19, 2002 by and among Loudeye Corp., a Delaware corporation (the “Company”), TT Holding Corp., a Delaware corporation (“TenTV”), and TenTV Acquisition Corp., a Delaware corporation. The following is a statement of the rights of the holder of this Note and the terms and conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees. For purposes of satisfying the obligations of the stockholders of TenTV immediately preceding the Closing (the “TenTV Stockholders”) set forth in Article V of the Merger Agreement, without limiting anything else set forth in Article V of the Merger Agreement, until December 31, 2003 the Company shall, subject to the terms of Section 5.2 of the Merger Agreement, have the right to set-off against this Note, or the consideration for which this Note is redeemable, pro rata with all other Notes, the amount of any Damages, up to an aggregate of Six Hundred Seventy Five Thousand Dollars ($675,000.00) (the “Set-off”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      1.     Principal and Interest.

      (a) The Company, as partial consideration paid pursuant to the Merger Agreement, hereby promises to pay to the order of «Name» (the “Holder”), in lawful money of the United States, the Principal Amount, together with interest, compounded quarterly in arrears, at the rate of five percent (5%) per annum, payable in cash or, at the election of the Company in accordance with Section 5, in shares of common stock of the Company (“Common Stock”) at a redemption rate determined by the average last sale price of the Common Stock for the thirty (30) trading days preceding the Maturity Date (as hereafter defined) as listed on a principal securities exchange or trading market, excluding the over-the-counter market (the “Redemption Rate”), or any combination thereof at the Company’s election. In the event that the stated interest rate is above the maximum permitted by applicable law, then the stated interest rate instead shall be the maximum permitted by applicable law. In the event the Redemption Rate cannot be calculated in the manner provided above, the Redemption Rate shall be the fair market value as determined by the Company’s Board of Directors in good faith.

      (b) Subject to reduction of the Principal Amount as a result of any prepayments, which may be made in the sole discretion of the Company from time to time, and in respect of the Holder’s proportionate share of (i) the Set-off, (ii) the Excess Appraisal Amount, (iii) the Escrow Expense (as defined in the Escrow

Agreement), (iv) the TenTV Stockholders’ Representative Expense, (v) the Excess TenTV Stockholders’ Representative Expense and/or (vi) the in-the-money value based upon the last sale price of the Common Stock as of the date of issuance thereof as a result of the exercise of the warrants listed on Section 1.5 of the TenTV Disclosure Schedule not exercised or cancelled as of the Effective Time (provided that if the Common Stock is not listed on a principal securities exchange or trading market, excluding the over-the-counter market, on the date of exercise, the value shall be determined by the Board of Directors of the Company in good faith), the Principal Amount of and accrued but unpaid interest on this Note, or so much thereof that is outstanding, will be immediately due and payable on 5:01 p.m. on January 1, 2004 (the “Maturity Date”); provided that if there is a Claim or Third Party Claim that has been made in accordance with the Merger Agreement and is unresolved as of the Maturity Date, the Maturity Date as to the amount required to satisfy such Claim or Third Party Claim will be deemed to occur as to such amounts upon the first to occur of (i) the issuance of a final, nonappealable order of a court, or (ii) definitive written settlement, in each case related to such Claim or Third Party Claim. If the Common Stock is not listed on a principal securities exchange or trading market, excluding the over-the-counter market, on the Maturity Date, then at least fifty percent (50%) of the Principal Amount and accrued but unpaid interest on this Note outstanding as of the Maturity Date will be paid in cash. No interest is due or payable under this Note until the Maturity Date.

      (c) This Note may be prepaid without penalty, in whole or in part, at any time, or from time to time, with cash, or Common Stock at the Redemption Rate, or any combination thereof. If the Common Stock is not listed on a principal securities exchange or trading market, excluding the over-the-counter market on the Maturity Date, then at least fifty percent (50%) of the principal of and accrued but unpaid interest on this Note outstanding as of the date of such prepayment will be paid in cash. Common Stock issued or cash paid upon such prepayment will be transferred to the Escrow Agent under the terms of that certain Escrow Agreement among the Company, the Escrow Agent, and the TenTV Stockholders’ Representative of even date herewith (the “Escrow Agreement”).

      (d) If the Company has one or more bona fide Claim(s) or Third Party Claim(s) for Damages incurred or reasonably expected to be incurred by the Loudeye Indemnified Parties pending on the Maturity Date, the Company shall (1) give written notification to the TenTV Stockholders’ Representative and the Escrow Agent which contains (i) a description and the amount of any Damages incurred or reasonably expected to be incurred by the Loudeye Indemnified Parties, and (ii) a statement that the Loudeye Indemnified Parties are entitled to indemnification under Article V of the Merger Agreement for such Damages incurred or reasonably expected to be incurred by the Loudeye Indemnified Parties and an explanation of the basis therefore, and (2) direct the Escrow Agent to hold the amount of Damages incurred or reasonably expected to be incurred by the Loudeye Indemnified Parties required to satisfy such Claim or Third Party Claim at the said Maturity Date according to the terms of the Escrow Agreement pending final resolution of such Claim(s) and/or Third Party Claim(s).

      (e) Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Company for cancellation.

      2.     Certain Definitions.

      (a) “Affiliate” shall have the meaning ascribed to such term under Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

      (b) “Authorized Transferee” shall mean, individually, each transferee described in (a), (b) and (c) below. (a) If a Holder is an individual, a pledge of securities, a gift of securities or a transfer of securities without consideration by such Holder, to or for the benefit of any parent, spouse, and natural or lawfully adopted children of such Holder or to any personal trust in which such Holder or any of such members retains the entire beneficial interest, (b) if a Holder is a partnership or limited liability company, a pledge of securities, a distribution or transfer of securities by such Holder to (i) its partners, members or managing directors of its members, (ii) any Affiliate, (iii) any officer of such Holder or (iv) any entity, if following such transfer such Holder shall own a majority of the equity of such entity, as applicable, without consideration, and (c) if the Holder is a departing employee, a sale back to the Company of securities of the Company owned by such employee pursuant to an approved shareholders’ agreement or Company Employee Stock Plan, provided that (x) in no event may an Authorized Transferee be a competitor of the Company or an Affiliate of a competitor of the Company, and (y) prior to such pledge, gift, distribution or transfer, such Authorized Transferee, other than an Authorized Transferee described in (c) or in any case in which the transferee is the Company, agrees in writing to be bound by the terms of this Note and any and all laws, and all applicable rules and regulations promulgated under any federal or state securities laws.

      (c) “Event of Default” shall mean the occurrence of any of the following: (i) the Company shall fail to make any payment of any principal, interest or other amount when due under this Note; (ii) any breach by the Company of any of its material agreements, undertakings, obligations, representations, warranties or covenants contained in this Note, the Merger Agreement or the Registration Rights Agreement that is not cured within thirty (30) days following receipt by the Company of written notice of such breach; (iii) the Company shall be dissolved or shall make an assignment for the benefit of creditors; or shall have a receiver, custodian, trustee or conservator appointed for all or substantially all its assets; (iv) any case or proceeding under any bankruptcy, insolvency, receivership or similar law affecting the Company shall be commenced (provided that if such case or proceeding is not commenced by the Company, same remains undismissed for a period of sixty (60) days); or (v) the Company admits, in writing, its inability to pay its debts as they become due.

      (d) “Registration Rights Agreement” means that certain Registration Rights Agreement dated November 19, 2002 by and among the Company and the TenTV Stockholders.

      3.     Seniority. The indebtedness represented by the Note shall be pari passu with all other existing or future unsecured funded indebtedness of the Company. The Company shall not, without the prior written consent of the Holders of a majority in interest of the Notes, incur any (i) secured indebtedness in connection with a seller financing related to merger or acquisition consideration other than indebtedness assumed as part of such merger or acquisition, or (ii) unsecured indebtedness that is senior to the indebtedness represented by the Note.

      4.     Acceleration; Event of Default. Upon the occurrence of an Event of Default, subject to reduction of the Principal Amount as a result of any prepayments, which may be made in the sole discretion of the Company from time to time, and in respect of the Holder’s proportionate share of (i) the Set-off, (ii) the Excess Appraisal Amount, (iii) the Escrow Expense (as defined in the Escrow Agreement), (iv) the TenTV Stockholders’ Representative Expense, (v) the Excess TenTV Stockholders’ Representative Expense and/or (vi) the in-the money value based upon the last sale price of the Common Stock as of the date of issuance thereof as a result of the exercise of the warrants listed on Section  1.5 of the TenTV Disclosure Schedule not exercised or cancelled as of the Effective Time (provided that if the Common Stock is not listed on a principal securities exchange or trading market, excluding the over-the-counter market, on the date of exercise, the value shall be determined by the Board of Directors of the Company in good faith), the Principal Amount of and accrued but unpaid interest on this Note, or so much thereof that is outstanding, shall be immediately due and payable. If such Event of Default is an event described in Section 2(c)(ii) the Company may, in its sole discretion, pay the unpaid Principal Amount hereof and interest hereunder in cash or Common Stock at the Redemption Rate, or any combination thereof; provided however, if such Event of Default results in the Company being delisted from a principal securities exchange or trading market, then at least fifty percent (50%) of the Principal Amount and accrued but unpaid interest on this Note will be paid in cash. Notwithstanding anything else set forth herein, if such Event of Default is not an event described in Section 2(c)(ii), or if the Common Stock is not listed on a principal securities exchange or trading market, excluding the over-the-counter market, upon the occurrence of an Event of Default, then the Company shall pay at least fifty percent (50%) of the Principal Amount and accrued but unpaid interest on this Note in cash. If the Common Stock is not listed on a principal securities exchange or trading market, excluding the over-the-counter market, on the date of such Event of Default, then, notwithstanding the foregoing, at least fifty percent (50%) of the Principal Amount and accrued but unpaid interest on this Note will be paid in cash.

      5.     Redemption Rights; Note Holder Rights.

      (a) Except as may otherwise be required by Section 4 hereof, at the Company’s option at any time or from time to time prior to the Maturity Date, all or a portion of the outstanding principal balance and accrued but unpaid interest of this Note may be redeemed by the Company in exchange for cash or Common Stock at the Redemption Rate, or any combination thereof, as the same may be adjusted pursuant to subsection 7 below. If the Common Stock is not listed on a principal securities exchange or trading market, excluding the over-the-counter market, on the date of such redemption, then at least fifty percent (50%) of the principal of and accrued but unpaid interest on this Note outstanding as of the date of such redemption will be paid in cash.

      (b) If the Company wishes to exercise its right to redeem all or part of this Note for Common Stock, the Company shall give the Escrow Agent written notice of its intent to exercise such right on or prior to the Maturity Date as to the portion to be redeemed.

      (c) In the event of redemption of all or any part of this Note for Common Stock, the Company shall grant to the Holder hereof the benefits contained in the Registration Rights Agreement with respect to the shares of Common Stock issued upon such redemption.

      (d) The Company shall, immediately prior to any exercise of its right to redeem all or part of this Note for Common Stock, reserve and keep available, out of the authorized and unissued shares of Common Stock, a sufficient number of shares of Common Stock, as may be necessary to issue upon the conversion of this Note and shall take all action necessary so that the shares of Common Stock, when issued shall be validly issued, fully paid, nonassessable and free and clear of all liens, encumbrances or charges.

      6. Mechanics of Redemption.

      (a) Upon the determination by the Company in its sole discretion to redeem any or all of the outstanding principal and/or interest under the Note for Common Stock, the Company shall furnish the notice required by Section 5(b) hereof. The Company shall promptly thereafter commence to undertake all such actions that it deems necessary or appropriate to consummate the redemption, including without limitation the solicitation of votes of stockholders of the Company in connection therewith and shall issue the Common Stock promptly following receipt of all applicable consents, waivers and approvals, and/or the passage of all time to object to such actions. Notwithstanding anything set forth herein to the contrary, the Company may, at any time, seek the approval of its stockholders of one or more redemptions hereunder. In the event that the Company obtains such approval, unless the stockholder vote requires same, the Company shall have no obligation to consummate the redemption.

      (b) Upon the redemption of this Note, the outstanding principal and accrued interest of this Note shall be redeemed without any further action by the Holder and whether or not this Note is surrendered to the Company or the Exchange Agent. Upon receipt of the notice required by Section 5(b) hereof, the Escrow Agent shall deliver the Notes to the Company or the Exchange Agent. The Company shall, as soon as practicable after such delivery, issue and deliver to (i) in the event of a prepayment, the Escrow Agent on behalf of such Holder, and (ii) upon the Maturity Date, such Holder, a certificate or certificates for the securities to which the Holder or the Escrow Agent, as applicable, shall be entitled and a check payable to the Holder or the Escrow Agent, as applicable, in the amount of any cash amounts payable as the result of a redemption into fractional shares of the securities to which the Holder or the Escrow Agent, as applicable, is entitled. All such shares issued upon redemption shall be validly issued, fully paid, nonassessable and free and clear of all liens, encumbrances or charges. In any event, the Holder and not the Escrow Agent shall be treated for all purposes as the record holder or holders of such securities on such date.

      7.     Reclassification, Merger or Consolidation. In case of any reclassification or change of securities issuable upon redemption of this Note or in case of any consolidation or merger of the Company with or into another company, or in case of any sale of all or substantially all of the assets of the Company (any of which being referred to herein as a “Transfer”), the Company or such successor or purchasing entity, as the case may be, shall provide that this Note shall be convertible into cash or the kind and amount of securities and property that would have been receivable by the Holder hereof upon conversion had the date immediately prior to such Transfer been the Maturity Date, or any combination thereof at the discretion of the successor or purchasing entity, and shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions shall similarly apply to successive Transfers.

      8.     Restrictions on Transferability.

      (a) Neither this Note nor the shares of Common Stock into which this Note is redeemable shall be transferable except as specified in this Section 8 and the Registration Rights Agreement. The Holder will cause any proposed transferee of this Note (or of the Common Stock into which this Note is redeemable) held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 8 and the Registration Rights Agreement, if applicable. Subject to the last sentence of this Section 8(a), the Holder may not transfer this Note without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, the Holder may transfer, without the consent of the Company, this Note (or the Common Stock into which the Note have been redeemed) to (A) any person that is an Affiliate of such Holder or (B) an Authorized Transferee.

      (b) Each of the certificates representing shares of Common Stock issued upon redemption of this Note, shall (unless otherwise permitted by the provisions of Section 8(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws) and shall be considered “Restricted Securities”:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

      (c) The Holder of this Note or certificate representing Restricted Securities, by acceptance hereof and thereof, agrees in writing to comply with the provisions of this Section 8(c). Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act of 1933, as amended, covering the proposed transfer, the holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer (including the names of the transferees, if known) in sufficient detail, and shall be accompanied (except in the following cases, with respect to which the requirements set forth in the balance of this sentence need not be complied with if the transferee agrees in writing to be bound by the then applicable provisions of this Section 8: (A) transactions in compliance with Rule 144 so long as the Company is furnished with satisfactory evidence of compliance with such Rule; and (B) transactions involving the transfer of Restricted Securities by any holder who is an individual to any Authorized Transferee or any person that is an Affiliate of such Holder) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8(b) above, except that such certificate shall not bear such restrictive legend if in the reasonable opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

      9.     Assignment. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successor, assigns, heirs, administrators and transferees of the parties. The Company may assign its rights or obligations under this Note without the prior written consent of the Holder.

The rights of the Holder of this Note shall not be assignable without the prior written consent of the Company, except upon a permitted transfer as provided in Section 8.

      10.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

      11.     Notices. The Company and each surety, endorser, guarantor or other party ever liable for payment of any sums or money payable on this Note jointly and severally waive all presentments, demands for performance, notices of default and nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, and any other notices or demands whatsoever and agree that their liability on this Note shall not be affected by any renewal or extension of any time of payment hereof. THE COMPANY HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING TO THE EXTENT PERMITTED UNDER ANY APPLICABLE STATE, FEDERAL OR OTHER LAW OR REGULATION, WITH RESPECT TO ANY PREJUDGMENT REMEDY THAT THE HOLDER MAY USE.

      12.     Miscellaneous. No delay or omission by the Holder in exercising any right or remedy hereunder or under any guaranty hereof shall operate as a waiver of such right or remedy or any other right or remedy, and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion. All rights and remedies of the Holder hereunder, under any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note or any guaranty hereof may be waived or modified orally but only by a writing signed by the party against whom enforcement of such amendment, waiver or other modification is sought.

[The Next Page Is the Signature Page.]

Loudeye Corp.,

a Delaware Corporation

By:

Name: John T. Baker IV
Title: Chief Executive Officer

PROXY

COMMON STOCK
LOUDEYE CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Jeffrey M. Cavins and Jerold J. Goade, Jr., and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Loudeye Corp. (the “Company”) which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on July 16, 2003 at the Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121, at 10:00 a.m., Pacific Time, and at any adjournment or adjournments thereof, upon the following proposal more fully described in the Notice of Annual Meeting of stockholders and proxy statement for the annual meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- Detach here from proxy voting card. -

You can now access your Loudeye Corp. account online.

Access your Loudeye Corp. stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, agent for Loudeye Corp., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•   SSN
•   Then click on the Establish PIN button

You are now ready to log in. To access your account please enter your:

•  SSN
•  PIN
•  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•  Certificate History
•  Book-Entry Information
•  Issue Certificate
•  Payment History
•  Address Change
• Duplicate 1099
Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

[X]	Please mark your votes as indicated in this example.	FOR ALL	WITHHOLD ALL

1.	Election of Directors Nominees:	☐	☐

01 Jeffery M. Cavins [and______________]

___________________________________________ (Except nominee(s) written above)

		FOR	AGAINST	ABSTAIN
2.	ISSUANCE OF SHARES OF COMMON STOCK TO REDEEM PROMISSORY NOTES OF $1,059,436 ISSUED IN CONNECTION WITH OUR ACQUISITION OF TT HOLDING CORP. PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION DATED NOVEMBER 19, 2002 AMONG LOUDEYE CORP., TT HOLDING CORP. AND TENTV ACQUISITION CORP.	☐	☐	☐

3.	In his discretion, the proxy is authorized to vote upon other matters as may properly come before the annual meeting.

WILL
ATTEND
I will attend the annual meeting	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Common stockholder	Signature of Common stockholder	Dated:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

- Detach here from proxy voting card -